UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

McGrath RentCorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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McGRATH RENTCORP

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 9, 2021

To the Shareholders of McGrath RentCorp:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of McGrath RentCorp, a California corporation (the “Company”), will be held virtually only at www.meetingcenter.io/297808827, on Wednesday, June 9, 2021, at 2:00 p.m., PST. Shareholders will be able to listen, vote, and submit questions from any remote location that has internet connectivity. There will be no physical location for shareholders to attend. The Annual Meeting will be held for the following purposes:

1. To elect eight (8) directors of the Company, as specifically set forth in the attached proxy statement, to serve until the 2022 Annual Meeting of Shareholders or until their successors are elected and qualified;

2. To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2021;

3. To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement which is attached and made a part hereof.

The Board of Directors of the Company has fixed the close of business on April 12, 2021, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

I M P O R T A N T

As a result of the public health and travel concerns related to the coronavirus or COVID-19 pandemic, we are holding the Annual Meeting as a virtual meeting (via live audio webcast) format only. On behalf of the Board of Directors and management of the Company, we cordially invite you to attend the Annual Meeting by virtual presence by logging into our live webcast at: www.meetingcenter.io/297808827.

Whether or not you expect to attend the Annual Meeting via virtual presence, please complete, date, sign and return the enclosed proxy card using the enclosed return envelope, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting via virtual presence. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy card issued in your name from such broker, bank or other nominee and register for the Annual Meeting in advance through our transfer agent, Computershare. Once proof of your proxy power (legal proxy) has been obtained, send the proof reflecting your holdings along with your name and email address to legalproxy@computershare.com to obtain your 15-digit control number. Registration must be received no later than 5:00 p.m., Eastern time, on Thursday, June 3, 2021.

If you hold your shares in a brokerage account, your shares will not be voted in the election of directors or the non-binding, advisory vote on the compensation of the Company’s named executive officers unless you provide explicit instructions to your broker as to how you wish to vote your shares. Under the NASDAQ Stock Market rules governing discretionary voting of proxies by the exchange’s members, your broker is not permitted to vote shares with respect to non-routine matters such as the election of directors or the vote on compensation without voting instructions from the beneficial owner of such shares.

By Order of the Board of Directors,

Melodie Craft

Vice President,

Legal Affairs and Risk Management and Corporate Secretary

Livermore, California

April 27, 2021

McGRATH RENTCORP

5700 Las Positas Road

Livermore, California 94551

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement (this “Proxy Statement”) is made available to the shareholders of McGrath RentCorp, a California corporation (the “Company”, “we”, “us”, or “our”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies in the accompanying form for use in voting at the 2021 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 9, 2021, at 2:00 p.m., PST, via virtual meeting only at www.meetingcenter.io/297808827, and any adjournment or postponement thereof. There will be no physical location for shareholders to attend. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

The Company expects to mail this Proxy Statement and the enclosed form of proxy to shareholders on or about May 3, 2021.

The rules of the Securities and Exchange Commission (the “SEC”) require us to notify our shareholders of the availability of our proxy materials through the Internet.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on Wednesday, June 9, 2021

Our Proxy Statement and 2020 Annual Report to Shareholders are available at

https://materials.proxyvote.com/580589

The following questions and answers provide important information about the Annual Meeting and this Proxy Statement:

When is the Annual Meeting?

The Annual Meeting will be held on Wednesday, June 9, 2021, at 2:00 p.m., PST, via virtual meeting only. There will be no physical meeting to attend. As part of our precautions regarding the coronavirus or COVID-19 pandemic, all of the members of the Board of Directors and our entire management team will participate via virtual presence only.

How do I participate in the virtual Annual Meeting?

You will not be able to attend the Annual Meeting physically. You or your proxyholder may participate, vote, and ask questions at the Annual Meeting by visiting www.meetingcenter.io/297808827 and using your 15-digit control number found on your proxy card and the password MGRC2021.

To be admitted to the virtual Annual Meeting, you will need the 15-digit control number included on your proxy card, or the instructions that accompanied your proxy materials, and the password MGRC2021. The Annual Meeting will begin promptly at 2:00 p.m., PST. Online check-in will begin at 1:00 p.m., PST, and you should allow ample time for the online check-in procedures. If you have difficulty accessing the virtual Annual Meeting, please visit https://support.vevent.com and click on the “Support” link in the upper right of the broadcast screen or call (888) 724-2416 or (781) 575-2748 for assistance.

If you hold shares through an intermediary, such as a bank, broker or other nominee, you will need to contact such bank, broker or other nominee to request a legal proxy and register for the Annual Meeting in advance through our transfer agent, Computershare Trust Company, N.A. (“Computershare”). Once proof of your proxy power (legal proxy) has been obtained, send the proof reflecting your holdings along with your name and email address to legalproxy@computershare.com to obtain your 15-digit control number. Registration must be received no later than 5:00 p.m., Eastern time, on Thursday, June 3, 2021.

This year’s shareholders’ question and answer session will include questions submitted live during the Annual Meeting. You may submit a question in advance of the Annual Meeting by sending it via electronic mail to investor@mgrc.com. Questions may be submitted during the Annual Meeting through www.meetingcenter.io/297808827. We expect to respond to appropriate questions during the Annual Meeting, and may also respond to questions on an individual basis or by posting answers on our Investor Relations website after the meeting.

What matters will be considered at the Annual Meeting?

Shareholders will vote on the following items at the Annual Meeting:

1.

To elect eight (8) directors of the Company, as specifically set forth in this Proxy Statement, to serve until the 2022 Annual Meeting of Shareholders or until their successors are elected and qualified (Proposal No. 1);

2.	To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2021 (Proposal No. 2);

3.	To hold a non-binding, advisory vote to approve the compensation of the Company’s named executive officers (Proposal No. 3); and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

How does the Board of Directors recommend that shareholders vote on these matters?

The Board of Directors believes that the election of the nominated directors, the ratification of the appointment of Grant Thornton LLP and the approval on an advisory basis of the compensation of the Company’s named executive officers are in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the approval of each of these proposals.

How are proxy materials being made available to shareholders?

The SEC adopted amendments to the proxy rules that change how companies must provide proxy materials. These rules are often referred to as “Notice and Access.” Under the Notice and Access model, a company may select either of the following two options for making proxy materials available to shareholders:

•	the full set delivery option; or

•	the notice only option.

Full Set Delivery Option

Under the full set delivery option, a company delivers all proxy materials to its shareholders as it would have done prior to the change in the rules. This can be by mail or, if a shareholder has previously agreed, by e-mail. In addition to delivering proxy materials to shareholders, a company must post all proxy materials on a publicly-accessible website and provide information to shareholders about how to access that website. The Company’s proxy materials are available on the following website: https://materials.proxyvote.com/580589.

Notice Only Option

Under the notice only delivery option, a company must post all of its proxy materials on a publicly accessible website. However, instead of delivering its proxy materials to shareholders, the company instead delivers a one-page notice of internet availability of proxy materials which includes, among other matters:

•	information regarding the date, time and location of the Annual Meeting of shareholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	various means by which a shareholder may request paper or e-mail copies of the proxy materials.

A company may use a single method for all of its shareholders or use full set delivery for some while adopting the notice only option for others. The Company is required to comply with these Notice and Access rules in connection with its Annual Meeting and has elected to use the full set delivery option under the rules for all shareholders in connection with this year’s Annual Meeting.

Although the Company has elected to use the full set delivery option for the Annual Meeting, we may choose to use the notice only option in the future.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, then you are considered the shareholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

You may vote by signing and dating each paper proxy card you received and returning it in the prepaid envelope. The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked in the manner described below.

What does it mean if I received more than one proxy card?

If you received more than one proxy card, it may mean that you hold shares registered in more than one account. If you received more than one paper proxy card, sign and return each proxy card you received to ensure that all of your shares are voted. If you have any questions regarding your share information or address appearing on the paper proxy card you may call Computershare, the Company’s transfer agent, at (800) 962-4284 if you are a shareholder of record, or contact your brokerage firm, bank, broker-dealer or other similar organization if you are a beneficial owner of shares held in “street name.”

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date by signing and returning a new proxy card with a later date or by attending the Annual Meeting and voting via online presence at our virtual meeting. However, your attendance at the Annual Meeting via online presence will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Corporate Secretary at 5700 Las Positas Road, Livermore, California 94551 prior to the Annual Meeting. See “May I vote my shares via online presence at the virtual Annual Meeting?” below.

Who is entitled to vote?

The close of business on April 12, 2021, has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock of the Company, no par value (“Common Stock”), entitled to notice of and to vote at the Annual Meeting.

What constitutes a quorum?

As of the close of business on the Record Date, there were 24,218,320 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock, either in person by online presence or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

How are votes counted and who will count the votes?

Each outstanding share of Common Stock on the Record Date is entitled to one vote on each matter properly brought before the Annual Meeting. However, in compliance with the General Corporation Law of the State of California, if a candidate nominated for election to the Board of Directors has had such candidate’s name placed in nomination prior to the shareholder vote and a shareholder gives notice, prior to the voting, of such shareholders’ intention to cumulate such shareholder’s votes, then (and only then) every shareholder voting for the election of directors will be entitled to cumulate such shareholder’s votes for the election of directors and give one candidate a number of votes equal to the number of directors to be elected (eight) multiplied by the number of shares held or may distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select. If, in connection with the election of directors, cumulative voting is selected, then the eight candidates receiving the highest number of affirmative votes shall be elected.

It is intended that shares represented by proxies in the accompanying form will be voted for the election of persons nominated by management. If votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of Directors or for any particular nominee is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board of Directors in such order and in such numbers as they may determine in their sole discretion, provided all the above-listed requirements for cumulative voting are met.

An automated system administered by Computershare will tabulate votes cast by proxy and Melodie Craft, the Company’s Vice President of Legal Affairs and Corporate Secretary, will act as the inspector of elections to tabulate votes cast via online presence at the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; and

•	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

How are abstentions and broker “non-votes” treated?

Under the General Corporation Law of the State of California, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. However, abstentions are not included in determining the number of shares voting on the proposals submitted to shareholders. Generally, a broker “non-vote” occurs when a nominee (such as a brokerage firm, bank, broker-dealer, or other similar organization) holding shares for a beneficial owner in “street name” does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are not deemed to be entitled to vote for purposes of determining whether shareholders’ approval of that matter has been obtained.

What is the voting requirement to approve each of the proposals?

With respect to Proposal No. 1 of this Proxy Statement, a plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. You may vote “FOR” or “WITHHELD” with respect to the election of directors, unless prior to the vote on the election of directors a shareholder has validly given notice of its intent to cumulate votes, in which case you may allocate votes (eight per share of Common Stock held) among all director nominees. In the absence of cumulative voting, only votes “FOR” or “WITHHELD” are counted in determining whether a plurality has been cast in favor of a director. Abstentions and broker “non-votes,” if any, will have no effect on this proposal. Brokerage firms, banks, broker-dealers and other nominees holding shares for holders who have not given specific voting instructions are not permitted to vote in their discretion with respect to Proposal No. 1. If you do not instruct your broker how to vote, your broker may not vote with respect to this proposal and these votes will be counted as broker “non-votes,” as is described in “What happens if I do not give specific voting instructions?” below. Our Corporate Governance Guidelines set forth our procedures if a director-nominee is elected, but receives a majority of “WITHHELD” votes. In an uncontested election, any director nominee who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance and Nominating Committee is required to make recommendations to the Board of Directors with respect to any such letter of resignation. The Board of Directors is required to take action with respect to this recommendation within 90 days following certification of the shareholder vote and to disclose its decision-making process.

With respect to Proposal No. 2 of this Proxy Statement, the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required. You may vote “FOR” or “AGAINST” with respect to the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2021. Abstentions will have the same effect as voting against this proposal. Because the ratification of auditors is considered a “routine” matter for which brokers may vote in the absence of shareholder direction, there will not be any broker “non-votes” on this proposal.

With respect to Proposal No. 3 of this Proxy Statement, the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval, on an advisory basis, of the compensation of the Company’s named executive officers. You may vote “FOR” or “AGAINST” with respect to approval of the compensation of the Company’s named executive officers. Abstentions will have the same effect as voting against this proposal. Broker “non-votes,” if any, will have no effect on this proposal.

What happens if I do not give specific voting instructions?

For Shares Directly Registered in the Name of the Shareholder: If you return your signed proxy but do not indicate your voting preferences, the Company will vote on your behalf “FOR” the election of the nominated directors, “FOR” the ratification of the appointment of Grant Thornton LLP and “FOR” approval of the compensation of the Company’s named executive officers. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

For Shares Registered in the Name of a Brokerage Firm, Bank, Broker-Dealer or Other Similar Organization: If your shares are held in street name, your brokerage firm, bank, broker-dealer or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions with respect to shares registered in the name of organizations that are not governed by NASDAQ Rule 2251, those shares will not be voted at the meeting because such organizations do not have discretionary voting power. If you do not furnish voting instructions to brokerage firms that are governed by NASDAQ Rule 2251, one of two things can happen, depending upon whether a proposal is “routine.” Under NASDAQ Rule 2251, brokerage firms, banks, broker-dealers, and other similar organizations have the discretion to cast votes on routine matters, such as the ratification of the appointment of an independent auditor (as requested in Proposal No. 2), without voting instructions from their clients. Brokerage firms, banks, broker-dealers, and other similar organizations are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors (as requested in Proposal No. 1) or votes on the compensation of the Company’s named executive officers (as requested in Proposal No. 3), without such voting instructions.

May I vote my shares via online presence at the virtual Annual Meeting?

For Shares Directly Registered in the Name of the Shareholder: Yes. However, we encourage you to vote by proxy card even if you plan to attend the Annual Meeting via online presence. To be admitted to the virtual Annual Meeting, and to vote via online presence at the Annual Meeting, you will need the 15-digit control number included on your proxy card, or the instructions that accompanied your proxy materials, and the password MGRC2021.

For Shares Registered in the Name of a Brokerage Firm or Bank: Yes, but in order to do so you will need to contact such bank, broker or other nominee to request a legal proxy and register for the Annual Meeting in advance through our transfer agent, Computershare. Once proof of your proxy power (legal proxy) has been obtained, send the proof reflecting your holdings along with your name and email address to legalproxy@computershare.com to obtain your 15-digit control number. Registration must be received no later than 5:00 p.m., Eastern time, on Thursday, June 3, 2021.

Your online attendance at the Annual Meeting in and of itself will not automatically revoke a proxy that was submitted earlier by mail.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of elections and reported in a current report on Form 8-K to be filed by the Company within four business days following the date of the Annual Meeting.

Who pays for this proxy solicitation?

The Company will bear the entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders by the Company. Arrangements will be made with brokerage firms, banks, broker-dealers, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of our Common Stock, and these entities may be reimbursed by the Company for their expenses. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone, e-mail or other means. No additional compensation will be paid to such individuals for these services.

What is the deadline for receipt of shareholder proposals?

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the Annual Meeting of the Company’s shareholders to be held in 2022, including the nomination of director candidates, must be received by the Company no later than January 3, 2022, in order to be considered for inclusion in the Company’s proxy materials for the 2022 shareholder meeting.

Discretionary Authority. The proxies to be solicited by the Board of Directors for the 2022 Annual Meeting of the Company’s shareholders will confer discretionary authority on the proxy holders to vote on any shareholder proposal presented at such Annual Meeting if the Company fails to receive notice of such proposal by March 19, 2022.

Nomination of Director Candidates. Shareholders may propose director candidates for consideration by our Corporate Governance and Nominating Committee. In addition to being timely submitted to the Compliance Officer of the Company at our principal executive offices by the deadline described below, any such proposal must include all of the required information listed under “Shareholder Recommendations for Membership on our Board of Directors.” Any shareholder director nominee intended to be presented at the Annual Meeting of the Company’s shareholders to be held in 2022 must be received by the Compliance Officer no later than January 3, 2022.

Householding of Annual Meeting Materials

Some brokerage firms, banks, broker-dealers, or other nominees who are record holders may participate in the practice of “householding” proxy statements and their accompanying documents. This means that only one copy of the proxy materials will be sent to your household regardless of the number of shareholders who reside there. We will promptly deliver a separate copy of these documents without charge to you upon written request to McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551 Attn: Investor Relations. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your brokerage firm, bank, broker-dealer or other nominee who is a record holder, or you may contact us at the address listed above.

Financial and Other Information

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through our Internet website at www.mgrc.com under the Investors section or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including our annual report on Form 10-K for the fiscal year ended December 31, 2020, and filed with the SEC on February 23, 2021 (the “2020 Annual Report”), without charge to any shareholder upon written request to McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551 Attn: Investor Relations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws authorize the number of directors to be not less than five (5) and not more than nine (9). The number of directors on the Board of Directors is currently nine (9). Each director serves a one-year term. The Board of Directors is currently composed of the following nine (9) directors whose terms will expire upon the election and qualification of directors at the Annual Meeting: Kimberly A. Box, Smita Conjeevaram, William J. Dawson, Elizabeth A. Fetter, Joseph F. Hanna, Bradley M. Shuster, M. Richard Smith, Dennis P. Stradford, and Ronald H. Zech. At each Annual Meeting of shareholders, directors will be elected for full terms of one year to succeed those directors whose terms are expiring.

At the 2021 Annual Meeting, the shareholders will elect eight (8) directors. Messrs. Dawson, Hanna, Shuster, Smith, and Stradford and Mses. Box, Conjeevaram, and Fetter have each been nominated to serve a one-year term, until the Annual Meeting of Shareholders to be held in 2022, until their successors are elected or appointed and qualified, or until their earlier death, resignation or removal. The Board of Directors has no reason to believe that any of Messrs. Dawson, Hanna, Shuster, Smith, or Stradford or Mses. Box, Conjeevaram, and Fetter will be unable or unwilling to serve as a nominee or as a director if elected.

Mr. Zech is retiring from the Board of Directors as of the date of the Annual Meeting. Accordingly, he is not standing for re-election.

Mr. Zech has served as the non-executive Chairman of the Board since 2009. The Board has acted to appoint Mr. Shuster (assuming he is elected by our shareholders at the Annual Meeting), who is currently Vice-Chairman of the Board, to the role of non-executive Chairman of the Board immediately following the Annual Meeting. Following Mr. Shuster’s appointment to the role of Chairman, there will no longer be anyone holding the position of Vice-Chairman of the Board.

Nominees

The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since
Kimberly A. Box	61	Former President and Chief Executive Officer of Gatekeeper Innovation, Inc.	2018

Smita Conjeevaram	60	Former Chief Financial Officer of Fortress Investment Group LLC	2021

William J. Dawson	66	Former Chief Financial Officer of Adamas Pharmaceuticals, Inc.	1998

Elizabeth A. Fetter	62	Former Chief Executive Officer of Symmetricom, Inc.	2014

Joseph F. Hanna	58	Chief Executive Officer and President of the Company	2017

Bradley M. Shuster	66	Chairman of the Board of Directors of the Company and Executive Chairman and Chairman of the Board of NMI Holdings, Inc.	2017

M. Richard Smith	73	Former Senior Vice President of Bechtel Group, Inc.	2010

Dennis P. Stradford	74	Former Chairman, President and Chief Executive Officer of Nomis Solutions, Inc.	2002

Kimberly A. Box was elected a director of the Company in 2018. Ms. Box was previously the President and Chief Executive Officer of Gatekeeper Innovation, Inc., a healthcare company that creates products to keep medications safe. She joined the company in 2016. Prior to joining Gatekeeper Innovation, Ms. Box enjoyed a successful 29-year career with Hewlett Packard (NYSE: HPQ), holding various executive positions, the most recent being Vice President Global IT Services, a position she held until 2009 when she left Hewlett Packard. Ms. Box also serves on the board of directors of American River Bank (NASDAQ: AMRB) and Applied Science, Inc. (“ASI”). With her diverse cross-industry experience, Ms. Box brings a unique perspective and valuable experience to the Board of Directors. Ms. Box holds a Bachelor of Science in Business Administration with a concentration in Management and a minor in Computer Science from California State University, Chico. She has also completed the Executive Development Program at The Wharton School of the University of Pennsylvania.

Smita Conjeevaram was elected a director of the Company in January 2021. A non-management director identified Ms. Conjeevaram as a director nominee and presented such nomination to the Nominating and Corporate Governance Committee as a highly qualified candidate who brings relevant experience and diverse perspectives to the Board. Ms. Conjeevaram previously served as Chief Financial Officer of Credit Hedge Funds & Deputy Chief Financial Officer of the Credit Funds for Fortress Investment Group LLC from 2010 to 2013. She also previously served as Chief Financial Officer for Everquest Financial LLC, Strategic Value Partners, LLC, ESL Investments, Inc., and Sentinel Advisors, LLC. She is a CPA with experience at Price Waterhouse as Manager, International Tax—Financial Services Group and at Ernst & Young as Senior, General Tax. An experienced independent director and audit committee member, Ms. Conjeevaram serves on the board of SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), SkyWest, Inc. (NASDAQ: SKYW), and WisdomTree Investments, Inc. (NASDAQ: WETF). Ms. Conjeevaram has a B.S., Accounting and Business Administration, Magna Cum Laude, from Butler University, Indianapolis, Indiana and a B.A., Economics from Ethiraj College, Madras, India. Ms. Conjeevaram’s leadership in the financial industry as well as her accounting and compliance background bring significant and valuable experience to the Board of Directors.

William J. Dawson was elected a director of the Company in 1998. Mr. Dawson previously served as the Chief Financial Officer at Adamas Pharmaceuticals, Inc. (NASDAQ: ADMS), a specialty pharmaceutical company from 2014 until his retirement in 2017. He also previously served as Chief Financial Officer at Catalyst Biosciences, Inc., a then privately-held biotechnology company, for two years from 2010 to 2012 and he was Vice President, Finance and Chief Financial Officer with Cerus Corporation (NASDAQ: CERS), a publicly held biopharmaceutical company, from August 2004 to April 2009. Prior to joining Cerus, he spent a total of 26 years in senior financial positions at companies in biotechnology, healthcare services and information technology, investment banking, energy, and transportation. As an investment banker, Mr. Dawson assisted in three public equity offerings for McGrath RentCorp, beginning with its initial public offering in 1984. He also serves on the board of directors of Wellington Trust Company, a private institutional investment management company and subsidiary of Wellington Management Company, LLP, and Nalu Medical, Inc., a privately-held medical device company. With his wealth of experience in financial and strategic transactions, as well as his experiences as Chief Financial Officer of publicly traded companies, Mr. Dawson provides significant value to the Board of Directors. Mr. Dawson received an A.B. in Mechanical Engineering from Stanford University and an M.B.A. from Harvard Business School.

Elizabeth A. Fetter was elected a director of the Company in 2014. Ms. Fetter also serves as a member of the Board of Directors of Fox Factory Holding Corporation (NASDAQ: FOXX), the world’s leader in suspension and auxiliary products for recreational vehicles since June 2017 and Talend (NASDAQ: TLND), a global leader in cloud data integration and data integrity since January 2020. Ms. Fetter previously served as a member of the Board of Directors of Symmetricom, Inc., a provider of timekeeping technologies, instruments, and solutions, from 2000 to 2013 and was appointed as President and Chief Executive Officer of Symmetricom in April 2013. She served in these capacities until Symmetricom’s acquisition by Microsemi Corporation in November 2013. Ms. Fetter also previously served as President and Chief Executive Officer of NxGen Modular LLC, a provider of modular buildings and assemblies from 2011 to 2012. In 2007, Ms. Fetter was President, Chief Executive

Officer and a director of Jacent Technologies, a privately held supplier of on-demand ordering solutions for the restaurant industry. Ms. Fetter has additionally previously served as a Division CFO and taught Finance and Accounting at the Graduate level. Ms. Fetter also served on the boards of Quantum Corporation, a data storage company, from 2005 to 2013 and Ikanos Corporation, a provider of broadband solutions, from 2008 to 2009. She previously held the position of Chair of the Board of Trustees of Alliant International University, Inc., a private-equity funded university, where she served as a trustee from 2004 to 2013 and as a member of the Board of Directors from 2015 to 2017. With over 20 years of public and private company board service and past CEO experience at multiple firms, she is a valuable complement to the Board of Directors. Ms. Fetter holds a B.A., Communications from Penn State University, an M.S., Industrial Administration from Carnegie Mellon University (Tepper & Heinz Schools) and an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.

Joseph F. Hanna was appointed President, Chief Executive Officer and a director of the Company in February 2017 after serving 14 years in positions of progressive responsibility. Mr. Hanna served as the Chief Operating Officer from 2007 to 2017. From 2005 to 2007, he served as Senior Vice President of Operations, and he joined the Company in 2003 as Vice President of Operations. Mr. Hanna has been instrumental in developing and driving the strategic product and geographic expansion of the Company’s varied rental businesses throughout his tenure. He is well qualified to serve as Chief Executive Officer and as a member of the Board of Directors as a result of his deep institutional knowledge of the Company, its products, services, strategies, and customers. Previously Mr. Hanna held various sales and operational leadership positions at SMC Corporation of America (a subsidiary of SMC Corporation, Tokyo, Japan). His prior experience also includes serving as an officer in the United States Army. Mr. Hanna received a B.S. in Electrical Engineering from the United States Military Academy, West Point, New York.

Bradley M. Shuster was elected a director of the Company in 2017 and elected to the position of Vice-Chairman in February 2020. Mr. Shuster has served as Executive Chairman and Chairman of the Board of NMI Holdings, Inc. (NASDAQ: NMIH) since January 2019. Mr. Shuster founded National MI and served as Chairman and Chief Executive Officer of the company from 2012 to 2018. Prior to founding National MI, Mr. Shuster was a senior executive of The PMI Group, Inc. (NYSE: PMI), where he served as Chief Executive Officer of PMI Capital Corporation. Before joining PMI in 1995, Mr. Shuster was a partner at Deloitte LLP, where he served as partner-in-charge of Deloitte’s Northern California Insurance and Mortgage Banking practices. He also serves as an independent director of Luther Burbank Corporation (NASDAQ: LBC). With his extensive experience in the financial sector, as well as his experiences as Executive Chairman and as a senior executive of various publicly traded companies, Mr. Shuster provides significant value to the Board of Directors. He holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of California, Los Angeles. Mr. Shuster has received both CPA and CFA certifications.

M. Richard Smith was elected a director of the Company in 2010. Mr. Smith also serves as a member of the Board of Directors of Aegion Corporation (NASDAQ: AEGN) (formerly Insituform Technologies, Inc.), a global provider of pipeline infrastructure protection services and technologies, since 2009. He also served as a director of Sithe Global Power, LLC, an international power development company, from 2008 to 2016. Mr. Smith served as Senior Vice President of Bechtel Group, Inc. and President of its fossil power business unit, where he managed Bechtel’s global fossil power engineering and construction activities, until 2007. This position culminated a 26-year career with Bechtel. During that tenure, he also served as Chief Executive Officer of Intergen, a joint venture between Shell and Bechtel, from 2004 to 2005. From 1992 to 2000, Mr. Smith was at a PG&E joint venture and at PG&E Corporation where he was responsible for all corporate development activities. With his extensive experience serving as a board member and in executive management roles for a number of public companies, Mr. Smith brings to the Board of Directors a valuable perspective on issues facing public companies as well as considerable guidance on corporate development, business operations, and the energy industry. Mr. Smith received a B.S. in Aerospace Engineering from Auburn University, an M.S. in Mechanical Engineering from Northeastern University and an M.B.A. from Golden Gate University.

Dennis P. Stradford was elected a director of the Company in 2002. Mr. Stradford previously served as Chairman, President and Chief Executive Officer of Nomis Solutions, Inc., a provider of price optimization solutions to the financial services industry from 2004 to 2010. He served as Nomis Solutions’ Chief Executive Officer until July 2009 and Chairman until February 2010. Mr. Stradford was also the Chief Executive Officer of CascadeWorks, Inc., a provider of e-procurement software to Fortune 1000 companies, from 2000 to 2003. From 1998 to 2000, he was Chief Executive Officer of SupplyBase, Inc. a provider of web-based supply-chain management software and services. From 1985 to 1997, Mr. Stradford was with Flextronics International, Ltd., a publicly-traded company, and served as its Senior Vice President, Sales and Marketing. He previously held executive and sales positions with Zehntel, Inc. and International Business Machines Corp. (NYSE: IBM). With his wealth of experience in senior management, Mr. Stradford brings to the Board of Directors considerable expertise on strategic, operational, and sales and marketing issues. Mr. Stradford holds a B.A. from San Jose State University and an M.A., M. Div. from St. Patrick’s University.

Required Vote

The nominees will be elected by a plurality of the votes cast. Abstentions and broker “non-votes,” if any, will not be counted toward the nominees’ total. However, under our Corporate Governance Guidelines, in an uncontested election, any nominee for director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) is required to tender his or her resignation following certification of the shareholder vote.

If prior to the vote on the election of directors a shareholder has validly given notice of its intent to cumulate votes, you will have eight votes per share of Common Stock held which you may allocate among the director nominees. In such an event, the eight nominees receiving the highest number of votes “FOR” will be elected to the Board.

If a nominee for director is required to tender his or her resignation pursuant to our Corporate Governance Guidelines, then the Corporate Governance and Nominating Committee shall consider the tendered resignation and recommend to the Board of Directors whether to accept it. The Board of Directors will act on the Corporate Governance and Nominating Committee’s recommendation within 90 days following certification of the shareholder vote. The Board of Directors will promptly disclose its decision whether to accept or reject the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a current report on Form 8-K filed by the Company with the SEC.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee recommendation, or the Board of Directors’ action, regarding whether to accept the resignation offer.

If all members of the Corporate Governance and Nominating Committee receive a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them; provided, however, that if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, then all directors may participate in the action regarding whether to accept the resignation offers.

Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information with respect to the executive officers and directors of the Company as of March 31, 2021:

Name	Age	Position Held with the Company

Joseph F. Hanna	58	Chief Executive Officer, President and Director

Keith E. Pratt	58	Executive Vice President and Chief Financial Officer

David M. Whitney	56	Vice President, Principal Accounting Officer and Corporate Controller

Tara Wescott	47	Vice President, Human Resources

Melodie Craft	45	Vice President, Legal Affairs and Risk Management and Corporate Secretary

Philip B. Hawkins	45	Vice President, Mobile Modular

John P. Skenesky	54	Vice President, TRS-RenTelco

Kristina Van Trease	51	Vice President, Adler Tank Rentals

John P. Lieffrig	56	Vice President, Portable Storage

Kimberly A. Box(1)(3)	61	Director

Smita Conjeevaram(2)(3)	60	Director

William J. Dawson(1)(2)	66	Director

Elizabeth A. Fetter(1)(2)	62	Director

Bradley M. Shuster(2)(3)	66	Vice-Chairman of the Board of Directors

M. Richard Smith(1)(2)	73	Director

Dennis P. Stradford(1)(3)	74	Director

Ronald H. Zech(2)(3)	77	Chairman of the Board of Directors (retiring as of the date of the 2021 Annual Meeting)

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Corporate Governance and Nominating Committee

Kimberly A. Box, Smita Conjeevaram, William J. Dawson, Elizabeth A. Fetter, Joseph F. Hanna, Bradley M. Shuster, M. Richard Smith, and Dennis P. Stradford are nominees to the Board of Directors and their descriptions appear under “Proposal No. 1: Election of Directors—Nominees.” (Mr. Zech is retiring from the Board of Directors as of the date of the Annual Meeting. Accordingly, he is not standing for re-election.)

Keith E. Pratt was appointed Executive Vice President of the Company in February 2017. He was appointed Senior Vice President in June 2007 and joined the Company in January 2006 as Vice President and was appointed Chief Financial Officer in March 2006. Prior to joining the Company, he was with Advanced Fibre Communications (AFC), a public telecommunications equipment company in Petaluma, California, where he served as Senior Vice President and Chief Financial Officer. Mr. Pratt served as Chief Financial Officer from 1999 until AFC was acquired by Tellabs, Inc. at the end of 2004. He also served as Director of Corporate Development at AFC from 1997 to 1999 prior to becoming Chief Financial Officer. Prior to Mr. Pratt joining AFC, he served as Director, Strategy & Business Development Group at Pacific Telesis Group, Inc. from 1995 to

1997. Mr. Pratt has an undergraduate degree from Cambridge University in Production Engineering and an M.B.A. from Stanford University.

David M. Whitney joined the Company as its Corporate Controller in 2000 and was elected Vice President and Principal Accounting Officer in March 2006. Previously he was Manager of Regional Accounting for The Permanente Medical Group in Oakland, California. Mr. Whitney holds a B.S. in Accounting from California State University at Hayward and is a Certified Public Accountant.

Tara Wescott joined the Company in 2020 as the Vice President, Human Resources. Prior to joining McGrath, Ms. Wescott held various senior executive leadership roles in Human Resources between 2000—2020 at Macy’s Inc., including leading HR for Macys.com and Macy’s Technology. Ms. Wescott graduated from California State University, East Bay with a B.S. in Business Administration with a concentration in Marketing.

Melodie Craft joined the Company in 2018 as the Vice President of Legal Affairs and Risk Management and was additionally appointed as Corporate Secretary in 2019. Prior to joining McGrath RentCorp, Ms. Craft worked with the Company as its outside legal counsel for over a decade and was a partner in a large national law firm. In addition to her law degree, Ms. Craft has a Masters in Human Resources and Industrial Relations. Ms. Craft also has a Certificate in Risk Management and Strategic Decision Making from Stanford University and a Certificate in Sustainable Capitalism and ESG through University of California, Berkeley.

Philip B. Hawkins was appointed Vice President and Division Manager of Mobile Modular in November 2011. He previously served as Vice President and Division Manager of TRS-RenTelco from June 2007 to November 2011 and also held the role of Manager, Corporate Financial Planning and Analysis from June 2004 to June 2007. Mr. Hawkins was a Senior Business Analyst for Technology Rentals and Services (TRS), an electronics equipment rental division of CIT Technologies Corporation from December 2003 until TRS was acquired by the Company in June 2004. He previously served as Director of Portfolio Management and held other leadership roles with Dell Financial Services from April 1999 to December 2003. Mr. Hawkins received B.S. degrees in Accounting, Finance and Computer Information Systems from Arizona State University.

John P. Skenesky was appointed Vice President and Division Manager of TRS-RenTelco in November 2011. He previously served as the division’s Director of Sales and Product Management from June 2007 to November 2011 and Director of Operations and Product Management from June 2004 to June 2007. Mr. Skenesky joined the Company in 1995 and served in branch management and sales roles for the RenTelco division. Prior to joining the Company, Mr. Skenesky served in lab and product management roles at Genstar Rentals from 1991 to 1994. He also served in the United States Navy from 1984 to 1990 as an electronics technician on submarines. Mr. Skenesky received an M.B.A. from Texas Christian University in 2007.

Kristina Van Trease was appointed Vice President and Division Manager of Adler Tank Rentals in August 2016. She previously served as Vice President and Division Manager of Mobile Modular Portable Storage from June 2009 to August 2016. She previously served as Director of Corporate Development from July 2007 to June 2009. She joined the Company in 1992 and has served in corporate management roles as well as sales and management positions for the Company’s TRS-RenTelco division. Ms. Van Trease received a B.S. in Business Administration with a concentration in marketing from San Jose State University.

John P. Lieffrig joined the Company and was appointed Vice President and Division Manager of Mobile Modular Portable Storage in August 2016. He previously served as Vice President Sales North America for Modular Space Corporation from 2005 to 2015. Mr. Lieffrig has held several executive leadership roles with equipment rental and business-to-business service organizations, including Aramark Corporation from 2002 to 2005 and GE Capital from 1988 to 2002. He also served on the Modular Building Institute Board of Directors for eight years and was elected President in 2013. Mr. Lieffrig received B.A. degrees in Business Administration and Marketing from Carthage College.

Each executive officer of the Company serves at the pleasure of the Board of Directors.

Corporate Governance Overview

Our Board of Directors is committed to strong and effective corporate governance, and, as a result, it regularly monitors our corporate governance policies and practices to ensure compliance with applicable laws, regulations, and rules, as well as the best practices.

Our corporate governance program features the following:

•	We have an independent Chairman of the Board of Directors;

•	All of our directors, other than our Chief Executive Officer, are independent;

•	All of our directors are up for re-election annually;

•

Three of our eight director nominees are women; additionally, two of our nominees are diverse representatives from under-represented communities (as those communities are defined pursuant to California AB 979);

•

Each director attended at least 75% of the aggregate total number of Board meetings and the total number of meetings of Board committees on which such director served during the time he or she served on the Board or committees in 2020;

•	We have no shareholder rights plan in place;

•

Our Board committees regularly review and update, as necessary, the committee charters, which clearly establish the roles and responsibilities of each such committee, and such charters are posted on our website for review;

•	Our Board generally has an executive session among our non-employee and independent directors after every board meeting;

•	The majority of our Audit Committee members qualify as Audit Committee financial experts;

•	Our Board enjoys unrestricted access to the Company’s management, employees and professional advisers;

•	We have a code of business conduct and ethics that is reviewed regularly for best practices and is posted on our website for review;

•	We have a clear set of corporate governance guidelines that are reviewed regularly for best practices and posted on our website for review;

•	We are committed to corporate and social responsibility;

•	We have no supermajority voting provisions in our charter documents;

•	We have a compensation recoupment policy;

•	Our insider trading policy prohibits hedging, pledging or engaging in derivative actions relating to our stock by all employees, officers, and directors;

•	None of our Board members are serving on an excessive number of public company boards;

•	Our Board performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations;

•	We conduct an annual say-on-pay vote;

•	Board and Chief Executive Officer succession planning is a focus and continual Board discussion topic;

•

Our corporate governance documents do not contain a supermajority standard for the approval of a merger or a business combination, which transaction requires the affirmative vote of a majority of the outstanding shares;

•	We had no related party transactions as defined by the Securities and Exchange Commission in 2020; and

•	We have a stock ownership and holdback requirement to ensure that our executive officers remain aligned with the interests of the Company and our shareholders.

Director Independence

The Board of Directors has determined that the eight (8) non-employee directors on the Board of Directors, consisting of Messrs. Dawson, Shuster, Smith, Stradford and Zech, and Mses. Box, Conjeevaram, and Fetter, are “independent” as defined in the listing standards of the NASDAQ Stock Market and regulations of the SEC. Mr. Hanna, as an executive officer of the Company, is not considered independent. In making these determinations, our Board of Directors considered transactions and relationships between each director and his or her immediate family and the Company and our subsidiaries, including those reported in the section below captioned “Certain Relationships and Related Transactions”. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that such a director is independent. As a result of this review, the Board of Directors affirmatively determined, based on its understanding of such transactions and relationships, that the eight (8) non-employee directors are independent of the Company and, therefore, a majority of the members of our Board of Directors are independent, under the applicable listing standards of the NASDAQ Stock Market.

Leadership Structure of the Board of Directors

Our Board of Directors is currently comprised of eight (8) independent directors and one (1) management director. Our Corporate Governance Guidelines state that the Board of Directors should remain free to decide whether the Chairman and CEO positions should be held by the same person. This allows the Board of Directors to determine the best arrangement for the Company and its shareholders, given changing circumstances of the Company and the composition of the Board of Directors. Currently, the positions are separated. Mr. Hanna, our Chief Executive Officer, is a seasoned leader with over 18 years of management and operational experience in the Company, and he clearly understands and drives our strategic growth and interacts well with the Chairman of the Board, the Vice-Chairman of the Board, and the other directors.

Following Mr. Zech’s retirement at the Annual Meeting, the Board will act to appoint Mr. Shuster (assuming he is elected by our shareholders at the Annual Meeting), who is currently Vice-Chairman of the Board, to the role of non-executive Chairman of the Board immediately following the Annual Meeting. Following Mr. Shuster’s appointment to the role of Chairman, there will no longer be anyone holding the position of Vice-Chairman of the Board. Mr. Shuster has served as Vice-Chairman of the Board since 2020, in which role he was able to prepare for the transition from Mr. Zech to him of the Chair responsibilities. Mr. Shuster has extensive experience as a senior executive of a public company and experience on other boards of directors, which is coupled with his deep knowledge of our Company. His appointment to the role of Chairman will allow Mr. Hanna to continue to focus on his strategic and operational priorities.

We believe our current leadership structure is optimal at this time.

Board Succession

Our Board of Directors is committed to adding new directors to infuse new ideas and fresh perspectives in the boardroom. As part of our board’s succession planning, the Corporate Governance and Nominating Committee and our Board of Directors regularly review the composition of the Board of Directors and assess the balance of knowledge, experience, skills, expertise, tenure, and diversity that is appropriate for the Board of Directors and the Company. In that regard, Mr. Zech and the Board of Directors expect that Mr. Zech will retire from the Board of Directors at the 2021 Annual Meeting of Shareholders. The Board of Directors has appointed Mr. Shuster to be the Vice-Chairman of the Board of Directors, with an expectation that Mr. Shuster will succeed Mr. Zech as the Chairman of the Board of Directors following the 2021 Annual Meeting of Shareholders.

Board Tenure

Our Board of Directors recognizes that its current members have served on the Board of Directors for various tenures, with the shortest tenure being less than one year but with other directors serving for greater than 10 years. Our Board of Directors believes that the Board represents a balance of industry, technical and financial experiences, which provide effective guidance and oversight to management. Our governance policies reflect our belief that directors should not be subject to term limits. While term limits could facilitate fresh ideas and viewpoints being consistently brought to the Board of Directors, we believe they are counterbalanced by the disadvantage of causing the loss of a director who, over a period of time, has developed insight into our strategies, operations, and risks and continues to provide valuable contributions to board deliberations. Nonetheless, our Board of Directors is committed to adding new directors to infuse new ideas and fresh perspectives in the boardroom. In the past five years, three new directors have joined our Board of Directors, with the latest, Ms. Conjeevaram, joining our Board in 2021. Our Nominating and Corporate Governance Committee will continue to prioritize diversity of background, as well as diversity from underrepresented communities in future Board searches.

Meetings and Committees of the Board of Directors

The Board of Directors met seven (7) times in 2020. No director attended fewer than 75% of either (i) the total number of meetings of the Board of Directors held in 2020, or (ii) the total number of meetings of the committees of the Board of Directors held in 2020 on which he or she served. All eight (8) directors then in office attended the 2020 Annual Meeting of Shareholders via virtual participation. All directors are expected to attend the 2021 Annual Meeting via virtual participation. The standing committees of the Board of Directors currently consist of the Compensation Committee, the Audit Committee, and the Corporate Governance and Nominating Committee.

Compensation Committee

The Compensation Committee held five (5) meetings in 2020. The Compensation Committee currently consists of Messrs. Dawson, Smith and Stradford and Mses. Box and Fetter. Ms. Fetter serves as its Chair. The Board of Directors has determined that all current members of the Compensation Committee are “independent” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations. In addition, the Board of Directors has determined that all current members of the Compensation Committee qualify as “non-employee directors” within the meaning of SEC Rule 16b-3 as promulgated under the Exchange Act, and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Board of Directors adopted and approved a charter for the Compensation Committee. A copy of this charter is posted on our website at www.mgrc.com under the Investors section. The functions of the Compensation Committee, which are discussed in detail in its charter, are to (a) evaluate executive officer and director compensation policies, goals, plans and programs; (b) determine the cash and non-cash compensation of the executive officers of the Company; (c) review and oversee the Company’s equity-based and other incentive compensation plans for employees; (d) evaluate the performance of the Company’s executive officers; and (e) direct and review the production of any reports required by the applicable rules and regulations of the SEC.

Compensation decisions for the executive officers of the Company are made by the Compensation Committee after the review by the Board of Directors. The Compensation Committee directs the Chief Executive Officer to develop the incentive compensation guidelines for the other executive officers and to recommend the incentive compensation bonuses for each of the other executive officers, subject to approval by the Compensation Committee. Compensation decisions for directors are made by the Board of Directors after recommendations by the Compensation Committee.

Audit Committee

The Audit Committee held six (6) meetings in 2020. The Audit Committee currently consists of Messrs. Dawson, Shuster, Smith and Zech, and Mses. Fetter and Conjeevaram. Mr. Dawson serves as its Chair. Ms. Conjeevaram was elected by the Board of Directors to join the Audit Committee effective February 18, 2021. After considering transactions and relationships between each member of the Audit Committee or his or her immediate family and the Company and its subsidiaries and reviewing the qualifications of the members of the Audit Committee, the Board of Directors has determined that all current members of the Audit Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations. The Board of Directors has also determined that all current members of the Audit Committee are financially literate and have the requisite financial sophistication as required by the listing standards of the NASDAQ Stock Market. Furthermore, the Board of Directors has determined that Messrs. Dawson, Shuster and Zech and Mses. Fetter and Conjeevaram each qualify as Audit Committee financial experts, as defined by the applicable SEC rules, pursuant to the fact that, among other things, Mr. Dawson was the Chief Financial Officer at several public and private companies, including the Chief Financial Officer of Adamas Pharmaceuticals, Inc.; Mr. Shuster is currently Executive Chairman and Chairman of the Board of NMI Holdings, Inc. and previously held executive positions with several private companies; Mr. Zech is the former Chief Executive Officer of GATX Corporation; Ms. Fetter has served as the CEO of three public companies, served as a divisional CFO, taught finance and accounting at the graduate level, and served as a financial expert on other boards; and Ms. Conjeevaram is a CPA and has served in the capacity of Chief Financial Officer for four privately held financial and investment firms and is also an experienced independent director and audit committee member; and in those respective capacities each has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an Audit Committee financial expert.

The Board of Directors adopted and approved a charter for the Audit Committee. A copy of this charter is posted on our website at www.mgrc.com under the Investors section. The functions of the Audit Committee, which are discussed in detail in its charter, are to (a) oversee the engagement, replacement, compensation, qualification, independence and performance of the Company’s independent auditors; (b) oversee the conduct of the Company’s accounting and financial reporting processes and the integrity of the Company’s audited financial statements and other financial reports; (c) oversee the performance of the Company’s internal accounting, financial and disclosure controls function; and (d) oversee the Company’s compliance with its policies and other legal requirements as such compliance relates to the integrity of the Company’s financial reporting. The Audit Committee has also established procedures for (a) the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also oversees the preparation of a report for inclusion in our annual proxy statements and is charged with the other duties and responsibilities listed in its charter. For details, see “Report of the Audit Committee of the Board of Directors” in this Proxy Statement. The Audit Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Exchange Act.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held two (2) meetings in 2020. The Corporate Governance and Nominating Committee consists of Messrs. Shuster, Stradford and Zech, and Mses. Box and Conjeevaram. Mr. Stradford serves as its Chair. Ms. Conjeevaram was elected by the Board of Directors to the Corporate Governance and Nominating Committee effective February 18, 2021. Our Board of Directors has determined that all current members of the Corporate Governance and Nominating Committee are “independent,” as defined in the listing standards of the NASDAQ Stock Market and SEC regulations.

The Board of Directors adopted and approved a charter for the Corporate Governance and Nominating Committee. A copy of this charter is posted on our website at www.mgrc.com under the Investors section. The functions of the Corporate Governance and Nominating Committee, which are discussed in detail in its charter, are to assist the Board of Directors in all matters relating to (a) the establishment, implementation, and monitoring of policies and processes regarding the recruitment and nomination of candidates to the Board of Directors and committees of the Board of Directors; (b) the review and making of recommendations to the Board of Directors regarding the composition and structure of the Board of Directors and committees of the Board of Directors; (c) the development, evaluation, and monitoring of the Company’s corporate governance processes and principles; (d) the development and implementation of, and monitoring of compliance with, the Company’s Code of Business Conduct and Ethics and making recommendations to the Board of Directors of revisions to the Code of Business Conduct and Ethics from time to time as appropriate; and (e) the administration of the Board of Directors’ annual self-evaluation process and the sharing of the results thereof with the Board of Directors for discussion and deliberation.

Environmental, Social and Governance Matters

We believe that sound corporate citizenship and attention to environmental, social and governance (“ESG”) principles are essential to our success. Wherever possible, the products, services, and practices of the Company are designed to promote the ESG principles. We are committed to operating with integrity, contributing to the local communities surrounding our offices and facilities, promoting diversity, developing our employees, focusing on sustainability and being thoughtful environmental stewards. Our Board provides oversight of management’s efforts around these ESG topics and is committed to supporting the Company’s efforts to operate as a sound corporate citizen.

We believe that an integrated approach to business strategy, corporate governance, and corporate citizenship creates long-term value. Among the ways in which we have demonstrated our commitment to ESG matters are the following:

•

Commitment to minimizing adverse impacts on the environment through energy management programs, including high-efficiency HVAC and energy systems, responsible use of limited available land, and use of natural light.

•	When possible, the Company uses recycled building materials and construction components that can be further recycled on its modular building products.

•

Creation of a strong corporate culture that promotes the highest standards of ethics and compliance for our business, including a Code of Business Conduct and Ethics that sets forth principles to guide employees, designated executives, and non-employee director conduct.

•

Company and employee commitment to the local communities where our facilities are located, including supporting various non-profits, charities, and other community programs, and providing national disaster relief through the McGrath Cares fund.

•	Equal employment opportunity hiring practices, policies, and management of employees.

•

Anti-harassment policy that prohibits hostility or aversion towards individuals in protected categories, prohibits sexual harassment in any form, details how to report and respond to harassment issues, and strictly prohibits retaliation against any employee for reporting harassment.

•	Commitment to fostering and promoting a diverse workforce and a collaborative work environment.

The Role of the Board of Directors in the Oversight of Risk

While Company management is primarily responsible for managing risk, the Board of Directors and each of its committees play a role in overseeing the Company’s risk management practices. The full Board of Directors is ultimately responsible for risk oversight, and it discharges this responsibility by, among other things, receiving regular reports from Company management concerning the Company’s business and the material risks facing the Company. Each of the Board’s committees also plays a role in risk oversight as follows:

Audit Committee. Under its charter, the Audit Committee plays a key role in the Board of Directors’ risk oversight process. The Audit Committee’s duties include discussing the Company’s guidelines and policies with respect to risk assessment and risk management with Company management and the Company’s independent auditors. The Audit Committee also receives regular reports from Company management and discusses with management the steps taken to monitor and control risk exposures. In addition, the Audit Committee reviews all of the Company’s quarterly financial reports, including any disclosure therein of risk factors affecting the Company and its businesses. The Audit Committee regularly receives reports from, among others, the Company’s Chief Financial Officer, Principal Accounting Officer, and its Compliance Officer. The Audit Committee provides regular reports to the full Board of Directors on its risk oversight activities and any issues identified.

Compensation Committee. Under its charter, the Compensation Committee reviews with its independent compensation consultant and management, as appropriate, the Company’s compensation and succession plans, policies and practices. The Compensation Committee also sets performance goals under the Company’s annual bonus and long-term incentive plans. In setting the performance targets and overseeing the Company’s compensation plans, policies and practices, the Compensation Committee considers whether such plans, policies, and practices are confluent with the long-term interests of the Company’s shareholders. The Compensation Committee also considers risks that may be created and whether any such risks are reasonably likely to have a material adverse impact on the Company. The Compensation Committee considers the overall mix of compensation for all employees as well as the various risk control and mitigation features of its compensation plans, including appropriate performance measures and targets and incentive plan payout maximums. The Compensation Committee provides regular reports to the full Board of Directors on the Company’s compensation plans, policies and practices and the Compensation Committee’s oversight of compensation-related risks.

Corporate Governance and Nominating Committee. Under its charter, the Corporate Governance and Nominating Committee is responsible for, among other things, developing and recommending to the Board of Directors a set of effective corporate governance guidelines and procedures designed to assure compliance with applicable governance standards. The Corporate Governance and Nominating Committee provides regular reports to the Board of Directors.

Through the activities of the Audit, Compensation, and Corporate Governance and Nominating Committees, as well as the full Board of Directors’ interactions with management concerning the Company’s business and the material risks that may impact the Company, the independent directors on the Board of Directors are able to monitor the Company’s risk management process and offer critical insights to Company management.

Qualifications of Directors and Assessment of Diversity

The Corporate Governance and Nominating Committee will consider for nomination all bona fide candidates proposed by management or shareholders and will nominate directors that it believes will serve the best interests of the Company and its shareholders. Candidates must have the education, business, or organizational experience and skills that will enable them to excel in carrying out their responsibilities on the Board of Directors. Candidates must possess and have demonstrated in professional endeavors the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term best interests of shareholders. Further, candidates must have an inquisitive and objective perspective, practical wisdom and mature judgment, and be willing and able to challenge management in a constructive manner. Candidates will also be judged on their ability to work in a collegial manner with a sense of common purpose, energy, industry knowledge, business sense, and trust with other members of the Board of Directors and management, as one group acting in unison to solve difficult problems as they may arise. The candidate’s specific knowledge of the Company, its markets, and its strategy will also be considered.

When evaluating candidates, the Corporate Governance and Nominating Committee considers the diversity of the backgrounds, experience and skills of the current directors on the Board of Directors, including their gender, age, ethnic and cultural backgrounds, the long-term needs of the Company based on its strategic direction and responsible succession planning for all Board positions, and selects the candidates who will provide the most value to the Board of Directors, management and shareholders. The Corporate Governance and Nominating Committee assesses the effectiveness of its policy regarding diversity as part of the annual self-evaluation process.

The Board of Directors’ recommendations for inclusion in the slate of directors at an annual or special meeting of shareholders, or for appointment by the Board of Directors to fill a vacancy, are based on its determination, after reviewing recommendations from the Corporate Governance and Nominating Committee, as to the suitability of each recommended individual.

Director Nomination Process

Continuing Directors

The Corporate Governance and Nominating Committee will apply its director candidate selection criteria described above, including a director’s past contributions to the Board of Directors, prior to recommending a director for re-election to another term. Directors may not be re-nominated annually as a matter of course. Once the Corporate Governance and Nominating Committee evaluations are completed and the Corporate Governance and Nominating Committee has considered all other potential director candidates, it recommends the best slate of candidates for approval by the full Board of Directors.

New Directors

Generally, once a need to add a new member to the Board of Directors is identified, the Corporate Governance and Nominating Committee will initiate a search by working with staff support, seeking input from members of the Board of Directors and senior management, and hiring a consultant or search firm, if necessary.

After a slate of possible candidates is identified, certain members of the Corporate Governance and Nominating Committee, other members of the Board of Directors, and senior management have the opportunity to interview the prospective candidate(s). The remaining members of the Board of Directors who do not interview the prospective candidate(s) are kept informed. After completing its selection process, the Corporate Governance and Nominating Committee ultimately determines and recommends the best candidate(s) for approval by the full Board of Directors.

A description of the procedure to be followed by security holders in submitting director recommendations is set forth in “Shareholder Recommendations for Membership on our Board of Directors” below. The director candidate selection criteria will be equally applied to both continuing directors and shareholder-submitted director candidates.

Director Compensation

Our Compensation Committee periodically seeks input from independent compensation consultants on a range of external market factors, including evolving compensation trends, appropriate peer companies, and market survey data. The Compensation Committee reviews non-employee director compensation every two years. In November 2018, our Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to conduct a review and analysis of the non-employee director compensation program to be considered by the Compensation Committee in establishing the two-year 2019 and 2020 compensation review cycle remuneration levels for our non-employee directors.

The 2020 compensation described below was approved by the Board of Directors based on Pearl Meyer’s analysis and recommendations of the Compensation Committee. For a more complete description of the methodologies used by our compensation consultants and the Compensation Committee, please refer to “Compensation Consultant and Peer Group Selection” in this Proxy Statement.

For 2020, each non-employee director of the Company was compensated for his or her services as a director with an annual retainer of $65,000. In addition to the annual retainers, the Chairs of the Board of Directors, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee received additional annual retainers of $40,000, $20,000, $15,000 and $10,000 respectively. Each other member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee received annual retainers of $10,000, $7,500 and $5,000 respectively. Members of the Board of Directors do not receive additional compensation for attending Board or committee meetings. All non-employee directors are reimbursed for expenses incurred in connection with attending Board of Directors or committee meetings. Mr. Hanna received no additional compensation for his service as a director. These annual retainers are included in the “2020 Non-Employee Director Compensation Table” below.

For fiscal year 2021, based on Pearl Meyer’s November 2020 updated analysis, the Compensation Committee recommended, and the Board of Directors approved, no increase to the retainers for non-employee directors in 2021. Each non-employee director of the Company will receive the same annual retainer as described in the paragraph above for their service on the Company’s Board and its committees in the 2021 fiscal year. The Compensation Committee will review the updated analysis and recommendations from Pearl Meyer again in November 2021 for fiscal year 2022. Any non-employee director not serving on the Board of Directors for the full calendar year will receive prorated compensation based on that portion of the year in which he or she served. These annual retainers are included in the “2020 Non-Employee Director Compensation Table” below.

In addition to cash compensation, each of the non-employee directors of the Company has historically received an annual Restricted Stock Unit (“RSU”) equity grant denominated as a fair value and then converted to shares rounded to the nearest 100 at the date of grant. Based on Pearl Meyer’s analysis conducted in 2018, the Compensation Committee recommended, and the Board of Directors approved, the fair value of the 2020 equity grant of approximately $120,000. On February 27, 2020, the Board of Directors granted each non-employee director RSUs under the 2016 Plan 1,700 shares of the Company’s Common Stock with a vesting date of April 1, 2021. Each of these grants represented an equivalent total equity compensation of $119,612, based on the NASDAQ Stock Market close price of $70.36 on February 27, 2020. The total equity compensation values can fluctuate slightly each year due to rounding. These 2020 RSU grants are included in the “2020 Non-Employee Director Compensation Table” in this proxy statement.

Based on Pearl Meyer’s 2020 updated analysis, the Compensation Committee recommended, and the Board of Directors approved, no change to the fair value of the 2021 equity grant of approximately $120,000. On February 25, 2021, the Board of Directors granted each non-employee director RSUs under the 2016 Plan 1,500 shares of the Company’s common stock with a vesting date of April 1, 2022. Each of these grants represented an equivalent total equity compensation of $116,925 based on the NASDAQ Stock Market closing price of $77.95 on February 25, 2021. The total equity compensation values can fluctuate slightly each year due to rounding. These 2021 RSU grants will be included in the “2021 Non-Employee Director Compensation Table” in next year’s proxy statement.

The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended December 31, 2020.

2020 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)

Kimberly A. Box	$77,500	$119,612	$197,112

Smita Conjeevaram(1)	$0	$0	$0

William J. Dawson	$92,500	$119,612	$212,112

Elizabeth A. Fetter	$90,000	$119,612	$209,612

Bradley M. Shuster	$87,500	$119,612	$207,112

M. Richard Smith	$82,500	$119,612	$202,112

Dennis P. Stradford	$82,500	$119,612	$202,112

Ronald H. Zech	$112,500	$119,612	$232,112

(1)	Smita Conjeevaram joined the Board of Directors on January 4, 2021; therefore, no compensation was received in 2020.

Director Stock Ownership

The Board of Directors believes that, in order to align the interests of directors and shareholders, directors should have a significant financial (equity) stake in the Company. Each director has a target ownership level of 5,000 shares of Common Stock to be achieved by each director within five years of joining the Board of Directors or as soon thereafter as practicable. In evaluating whether the Common Stock value ownership guideline has been met, all Common Stock owned and 50% of the value (market price less stock option exercise price) of all vested unexercised stock options is considered. As of April 12, 2021, the ownership level of each of our non-employee directors, except Ms. Box who joined the Company in 2018 and Ms. Conjeevaram who joined the Company in 2021, exceeded the target.

Director Annual Evaluation

It is important to the Company that the Board and its committees are performing effectively and in the best interests of the Company and its shareholders. The Board performs an annual self-assessment, led by the Chair of the Corporate Governance and Nominating Committee to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The Chair of the Corporate Governance and Nominating Committee then follows up on this feedback and takes such further action as he or she deems appropriate.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

In this Proxy Statement, we refer to Messrs. Hanna, Pratt, and Hawkins, and Mses. Craft and Van Trease collectively as our named executive officers. Mr. Hanna is our Chief Executive Officer, Mr. Pratt is our Chief Financial Officer and Mr. Hawkins and Mses. Craft and Van Trease were our next three highest compensated executive officers serving as of December 31, 2020.

Business Performance Highlights and Alignment with Compensation

We entered 2020 with a continued focus on optimizing our operating metrics and improving our return on invested capital (ROIC). However, the COVID-19 pandemic resulted in a significant shift in our operating environment, including higher uncertainty, business disruption, and a more difficult planning environment overall. As a result, we moved quickly to keep our employees safe and support our customers as they continued to operate. The health and safety of our team members was paramount, and we took significant steps to ensure we operated safely, consistent with national and local guidelines, while maintaining business continuity across the country for our customer-facing and production team members, and support staff. Beginning in the second quarter and over the remainder of the year, business conditions stabilized and market conditions slowly improved. Across the business, our teams adapted to new and challenging requirements to operate safely while serving our customers. Despite the many disruptions arising from the pandemic, our focus on consistent execution for our customers yielded positive results: we grew total revenues and delivered operating income comparable to the prior year.

While the pandemic was unforeseen, the Company and the Compensation Committee determined that there was no need in 2020 to implement a mandatory pay cut. In addition, despite the impact of the pandemic, the Compensation Committee did not make adjustments to the performance targets that were set in early 2020, including in the cash incentive plan and for the performance-based RSUs. As was the case in the year prior, a focus for 2020 across all divisions was optimizing our operating metrics and improving our return on invested capital (ROIC). To support and enhance the Company’s focus on driving the achievement of short-term (annual) profitability targets as well as long-term (three-year) financial return targets, the compensation plans for amounts paid out in 2020 for the CEO and executive officers were once again based on pre-tax income (“PTI”) for corporate officers and division earnings before interest and taxes (“Divisional EBIT”) for division officers. PTI/Divisional EBIT accounted for 100% of the annual profitability bonus target in compensation plans for amounts paid out in 2020. We believe this singular focus and the metric chosen is the right short-term performance objective to enhance value for our shareholders. Similarly, the metric used to determine the achievement of long-term performance-based restricted stock units (“RSUs”) is based upon the achievement of three-year ROIC targets. In addition, in an effort to retain key managers, attract new talent and to build an ownership mentality for executive officers, the Compensation Committee continued its approval of granting a mix of time-based and performance-based RSUs. Beginning with 2019, the time-based grants vest over three years rather than five, and performance-based grants continued to vest at the end of each three-year performance period. This approach more closely aligns our equity compensation with our peer companies and common market practices. As we do each year, we will continue to reevaluate our forms of equity and consider the most appropriate grant approach.

Executive Compensation Practices at a Glance

We strive to have compensation programs that serve to attract and retain our best people, align the interests of our employees with that of our shareholders by focusing incentive compensation on pay for performance, and at the same time assure good corporate governance. Over the years, always with a focus on enhancing long-term shareholder value, we have implemented many changes including using stock appreciation rights (“SARs”) and RSUs with longer-term targets, stock ownership guidelines, a compensation recoupment policy, a risk-hedging policy, change in control arrangements, limited perquisites, net settlement features in equity grants to reduce the effect of dilution, and setting realistic stretch targets specifically focused on our rental industry metrics.

What We Do	What We Do Not Do

Pay for Performance under Our Bonus Plan: We link pay to performance and shareholder interests by establishing an annual bonus plan based on financial metrics and personal annual priorities established in advance by the CEO and/or the Compensation Committee.

Performance-Based Long Term Incentive Compensation: 50% of the RSUs granted to our executive officers have performance-based vesting subject to goals associated with corporate or divisional ROIC performance.

Compensation Recoupment Policy: The policy may require an executive officer in the event of a financial restatement to reimburse the Company with respect to any incentive compensation (including cash and equity awards) received during the past three years.

Capped Incentives under Our Annual Bonus Plan: Bonuses under our annual bonus plan are capped for our executive officers — the cap is tied to their base salary for the relevant year, and in no case is it greater than 200% of their target bonus.

Equity Awards Vesting: Performance-based awards vest at the end of each three-year performance period. Time-based awards are subject to a three-year vesting schedule.

Stock Ownership and Holdback Guidelines: Our executive officers and directors are subject to stock ownership and holdback guidelines.

Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive experience.

Thorough Compensation Risk Assessment: The Compensation Committee regularly conducts a comprehensive risk assessment of the Company’s executive compensation programs and practices every two years to ensure prudent risk management.

Independent Compensation Advisor: The Compensation Committee utilizes its own independent advisor.

Annual Stockholder Advisory Vote: We conduct an annual shareholder advisory vote on the compensation of our NEOs.

No “Single Trigger” Change of Control Payments: We do not have “single trigger” severance payments owing solely on account of the occurrence of a change of control event.

No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual bonus plans.

No Nonqualified Defined Contribution or Other Deferred Compensation Plan: We do not have any such plans.

No Re-Pricing of Equity Awards: Our equity plans prohibit repricing of equity awards without shareholder approval.

No Special Perquisites or Retirement Benefits: We do not provide special perquisites or retirement benefits to our executive officers that are not generally made available to all of our employees except that any executive officer employed with the Company for at least 10 years may remain on the Company’s health insurance policy after retiring if he or she pays 100% of the premiums.

No Tax Gross-Ups: We do not provide tax gross-ups.

No Hedging in Company Securities: Our employees and directors are prohibited from engaging in any hedging transaction with respect to company equity securities.

No Pledging of Company Securities: Our employees and directors are prohibited from engaging in any pledging transaction with respect to company equity securities.

The following sections describe all features of our executive compensation in more detail.

Compensation Philosophy and Objectives

The purpose of the Company’s executive compensation program is to attract and retain exceptional managerial talent and to reward performance by establishing measurable objectives to drive future performance, thus aligning our executive officers’ interests with those of our shareholders. We believe the most effective compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals of the Company. Our primary objective is to align our executive officers’ interests with the interests of our shareholders by rewarding the achievement of established goals that contribute to increased long-term shareholder value. To that end, part of our executive officers’ compensation is directly tied to identifiable, objective goals by which performance can be measured. In addition, in structuring our executive compensation program, we consider the compensation of our executive officers relative to the compensation paid to similarly situated executives of our peer group companies and the broader general market.

Advisory Vote on Executive Compensation

At the 2020 Annual Meeting, 99% of the shares of Common Stock present and entitled to vote on the advisory vote on the executive compensation proposal were in favor of our named executive officer compensation as disclosed in our 2020 proxy statement. The Board of Directors and Compensation Committee reviewed these final vote results and determined that given the significant level of support, our executive compensation policies and decisions discussed in the “Compensation Discussion and Analysis” were appropriate to achieve our objectives.

We believe it is important for our shareholders to have an opportunity to vote on executive compensation on an annual basis. The advisory vote provides shareholders with the opportunity to express their views regarding our executive compensation philosophy, policies, programs, and decisions, as disclosed in our proxy statement for the applicable year. Our Board of Directors and Compensation Committee value the opinions of our shareholders, and to the extent, if there is any significant vote against our compensation practices for executive officers, we will consider our shareholders’ concerns and assess whether any actions should be taken. In addition to our annual advisory votes on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues. These dialogue opportunities take place throughout the year through meetings, telephone calls and correspondence involving our senior management, and may, on occasion, also involve directors and representatives of our shareholders. We appreciate and welcome the support and feedback from our shareholders on these critical compensation topics as we seek to ensure we attract and retain the best leadership, reward measurable performance, and maximize shareholder value.

Accordingly, our Board of Directors recommends that you vote FOR Proposal 3 at the Annual Meeting. For more information, see “Proposal 3—Non-Binding Advisory Vote To Approve the Compensation of the Company’s Named Executive Officers” in this Proxy Statement.

Executive Compensation Program Design

The Compensation Committee has the responsibility for establishing, implementing and continually monitoring the compensation of the Company’s executive officers. The Compensation Committee oversees and approves the design of the executive compensation program to ensure that the total compensation paid to our executive officers is fair, reasonable, competitive and is aligned with the goals and objectives of the Company. For the fiscal year ended December 31, 2020, the principal components of compensation for executive officers were:

1.	Annual base salary;

2.	Non-equity annual performance-based incentive compensation (“Annual Bonus”) pursuant to the Non-Equity Performance-Based Incentive Plan (the “Bonus Plan”);

3.	Long-term equity incentive compensation;

4.	Double trigger change in control severance benefits; and

5.	Involuntary termination severance policy.

The Compensation Committee determined that these five elements, with a significant percentage of total compensation allocated to “at-risk” performance-based incentives, best align the interests of our executive officers with our shareholders and achieve our overall goals for executive compensation. The Annual Bonus rewards achievement of annual incentive goals and the long-term equity incentive compensation rewards achievement of long-term growth in shareholder value and sustained financial health of the Company. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews relevant market compensation data from its compensation consultant and other sources and uses its judgment to determine the appropriate level and mix of incentive compensation on an annual basis.

Compensation Consultant and Peer Group Selection

The Compensation Committee periodically seeks input from its outside compensation consultant on a range of external market factors, including evolving compensation trends, appropriate peer companies, and market survey data. In November 2020, the Compensation Committee retained Pearl Meyer to conduct a review and analysis of our current compensation program to be considered by the Compensation Committee in establishing the compensation levels for our non-employee directors and executive officers. After consideration of several factors relating to the independence of Pearl Meyer, including those guidelines set forth in the NASDAQ listing standards, the Compensation Committee determined that Pearl Meyer is independent.

In late 2020, Pearl Meyer provided an analysis with relevant market data and alternatives to consider when making compensation decisions for our non-employee directors and executive officers. The analysis compared each element of total compensation against a peer group of publicly-traded companies and compensation survey data in the case of the executive officers. The Peer Group consisted of companies against which we compete for recruiting and retaining qualified line and staff executives and independent non-employee directors. In selecting the Compensation Peer Group, the Compensation Committee also sought to comply with best practice parameters by including companies in a similar industry or geography and with similar financial metrics, such as revenue, market capitalization and net income. The Compensation Committee generally reviews total compensation and considers it compared to our peer group and compensation survey data.

Other factors were also taken into consideration when determining executive officer remuneration levels, including:

1)	Divisional size (revenues or earnings) contribution to Company-wide results relative to other divisions.

2)	Divisional business complexity relative to other divisions of the Company.

3)	Stature/experience of executive officer in role relative to market comparisons.

4)	Geographic location of executive officer and relative market comparisons.

5)	Definition and extent of responsibilities of executive officer role by the Company versus peer group sources.

6)	Divisional leadership transition or new business initiatives.

7)	Appropriate weighting or relativeness of different peer group sources.

8)	Other factors the Compensation Committee may deem appropriate.

The companies comprising the 2019-2020 Compensation Peer Group are as follows:

Air Transport Services Group, Inc.	Aircastle LTD.	CAI International, Inc.

Civeo Corporation	Coherent Inc.	General Finance Corporation

H&E Equipment Service, Inc.	Herc Holding Inc.	Mobile Mini Inc.

Ritchie Bros. Auctioneers Incorporated	Simpson Manufacturing Co., Inc.	Triton International LTD

US Ecology, Inc.	Willis Lease Finance Corp.	WillScot Corporation (merged in 2020 with Mobile Mini)

In connection with Pearl Meyer’s November 2020 non-employee director and executive compensation assessment, the Company reviewed the Compensation Peer Group and determined there would be no change to the Peer Group companies for 2021.

Process of Setting and Approving Executive Compensation; Role of Chief Executive Officer

The Compensation Committee approves annual compensation levels and equity awards to all of our executive officers. The process is described below:

The five steps below describe the process of setting and approving executive compensation and the role of the Chief Executive Officer in a typical year.

1.    The Compensation Committee reviews an independent compensation consultant’s analysis (performed every other year) to evaluate for each executive officer (1) a target total compensation amount, (2) the appropriate allocation of base salary, annual bonus and long-term equity incentive compensation, (3) risk of any compensation element that could have an adverse impact on the Company and (4) if there should be any change to the forms of compensation to better align our executive officers’ interests with those of our shareholders.

2.    For the Chief Executive Officer, the allocation of base salary, annual bonus, and long-term equity incentive compensation and the applicable performance target levels are determined by the Compensation Committee, in consultation with the Chairman of the Board of Directors and separately with all of the independent directors. The Chief Executive Officer has no role in setting his compensation.

3.    For the other executive officers, the Chief Executive Officer recommends the allocation of base salaries, annual bonuses, and long-term equity incentive compensation and the applicable performance target levels for each of the other executive officers. These recommendations are presented to the Compensation Committee for the Compensation Committee’s consideration and, if appropriate, approval.

4.    Shortly after the end of the fiscal year, the Chief Executive Officer reviews the performance of each executive officer (other than himself) against his or her established personal objectives for the year and general management responsibilities and then determines achievement level attained.

5.    At the end of the fiscal year, the Compensation Committee reviews the Chief Executive Officer’s performance. The Compensation Committee then determines, based on the market data and the Chief Executive Officer’s performance, and after consultation with the Chairman of the Board of Directors and separately with all independent directors, the compensation of the Chief Executive Officer.

2020 and 2021 Annual Base Salary

The table below sets forth the annual base salary of each of our named executive officers in 2020. Based on the performance results of 2020, the outlook for the Company in 2021, the updated analysis conducted by the Compensation Committee’s compensation consultant, and Mr. Hanna’s input for executive officers other than himself, the Compensation Committee considered and approved the increased base salaries for the named executive officers in 2021 as shown in the table below.

Name	2020 Base Salary	2021 Base Salary
Joseph F. Hanna	$645,000	$664,000
Keith E. Pratt	$455,000	$466,000
Philip B. Hawkins	$310,000	$318,000
Melodie Craft	$323,000	$335,000
Kristina Van Trease	$280,000	$287,000

2020 Non-Equity Performance-Based Incentive Compensation

The 2020 Bonus Plan is comprised of two components. The first component compensates the executive for his or her efforts leading to the Company’s success at meeting its annual profitability goals. Annual profitability targets will be pre-tax income for corporate officers and division earnings before interest and taxes for division officers. The second component measures the executive officer’s success at accomplishing his or her personal annual priorities. These two components are used to assure an emphasis on annual profitability and to define each executive officer’s specific role with measurable goals to achieve annual and long-term increases in shareholder value. The weighting of these two components varies depending on the individual executive officer’s ability to influence profitability; however, generally, the profitability component is approximately two-thirds to three-quarters of the total so as to better align compensation with total shareholder return.

Component 1—Profitability:

Most of our executive officers are eligible to earn a cash bonus tied to the Company’s success at meeting goals. The profitability goal of the Company for its corporate officers is based 100% on the Company’s PTI.

The profitability goal for the Company’s division officers is based 100% on the Divisional EBIT.

PTI and Divisional EBIT are calculated from results reported on the Company’s income statement.

We use a collaborative process between our Chief Executive Officer, Chief Financial Officer, and various other executive officers to determine the annual profitability goal for each of the executive officers of the Company, the goals are then recommended to the Compensation Committee. The Compensation Committee then reviews each executive officer’s compensation history and performance before determining final levels for such profitability goals.

The annual profitability goals for each division and the Company are established at the beginning of each fiscal year based upon a “realistic stretch” philosophy. The Company’s management determines the potential annual financial performance for each division and the Company based upon its outlook for the opportunity levels in the markets in which it operates, strategic and tactical initiatives, and other key factors and special circumstances, applying a “realistic stretch” view to what potentially can be accomplished. We expect that although it would take a significant amount of effort on the part of each individual, 100% of the target annual profitability level can be achieved for the year. We assume any amount in excess of the target annual profitability goal would be difficult to achieve without extraordinary effort or the occurrence of significant and unforeseen changes in the competitive landscape. Each executive officer has a designated percentage of base salary for the calendar year that can be earned for achieving 100% of his or her respective annual profitability goal. For 2020, based on input from Pearl Meyer and consistent with common practices in the market, the threshold for the 2020 Bonus Plan is such that 80% achievement will result in 50% bonus eligibility. Achievement below 80% results in zero payout. At 120% achievement, the plan pays a maximum of two times the bonus target for profitability.

Achievement and resulting bonus payouts for performance between Threshold and Target, and Target and Maximum are determined based upon straight-line interpolation.

	% of Goal Achieved	% of Bonus Earned
Below	< 80%	0
Threshold	80%	50%
Target	100%	100%
Maximum	120%	200%

Component 2—Personal Annual Priorities:

The second component for the Bonus Plan measures each executive officer’s success at accomplishing his or her personal annual priorities. Final determination of the personal annual priorities for each executive officer rests with the Chief Executive Officer (other than the personal annual priorities of the Chief Executive Officer, which are determined by the Compensation Committee, after consultation with the Chairman of the Board of Directors and separately with all independent directors). These personal annual priorities are measured periodically throughout the year and paid annually, using a collaborative process between the Chief Executive Officer or the Executive Vice President and each executive officer. The personal annual priorities generally are comprised of a maximum of four (4) items deemed to be the most critical priorities that require action to be taken for the current evaluation period. Each priority is weighted according to (1) the critical nature of the priority relative to other priorities and (2) the amount of time and effort involved in accomplishing the priority relative to other priorities.

Listed below under “2020 Bonus Plan Percentages” is a schedule identifying each named executive officer and the percentage amounts of base salary for the calendar year 2020 that could have been earned under this component for achieving a 100% rating for all personal priorities. Each personal annual priority goal represents a challenge and complete success is not always solely in the control of the executive officer. There are factors that may affect the outcome, including changes in market conditions and unanticipated variables. Each personal annual priority is measured and the overall weighted average of achievement for all personal annual priorities is multiplied by the total percentage of base salary allotted to personal annual priorities available to each executive officer. The Compensation Committee annually uses its discretion to allocate specific percentages of profitability and personal annual priorities for each executive officer.

2020 Bonus Plan Percentages:

Based on each named executive officer’s performance results in 2019, the outlook for the Company in 2020, and Mr. Hanna’s input for executive officers other than himself, the Compensation Committee considered and approved the bonus plan percentages for the profitability goal and the personal annual priorities components in 2020 for the named executive officers as shown in the table below (which includes percentages applicable if the target is met for each goal, as well as the maximum percentages applicable if the target is exceeded for each goal).

Name	Profitability (at 100% of Achievement)	Maximum Profitability (at maximum overage percentage)	Personal Annual Priorities (at 100% of Achievement)	Maximum Personal Annual Priorities (at 125% of Achievement)	Total Annual Bonus (at 100% of Achievement)	Maximum Annual Bonus

Joseph F. Hanna	75.00%	150.00%	25.00%	31.25%	100.00%	181.25%

Keith E. Pratt	40.00%	80.00%	20.00%	25.00%	60.00%	105.00%

Philip B. Hawkins	40.00%	80.00%	20.00%	25.00%	60.00%	105.00%

Melodie Craft	25.00%	50.00%	25.00%	31.25%	50.00%	81.25%

Kristina Van Trease	40.00%	80.00%	20.00%	25.00%	60.00%	105.00%

Under the terms of the 2020 Bonus Plan, in the event of a named executive officer’s termination with the Company, voluntarily or involuntarily, with or without cause, which occurs prior to the end of the fiscal year, his or her cash bonus is prorated accordingly and distributed to that named executive officer upon termination.

2020 Goals and Results:

With respect to annual profitability goals:

•	Messrs. Hanna and Pratt and Ms. Craft’s Company profitability goal for PTI was $134,026,000 and results achieved were $132,045,000 or 98.53% of plan.

•

Mr. Hawkins and Ms. Van Trease had division-specific profitability goals of Divisional EBIT of $73,950,000 and $11,628,000, respectively. Results achieved were $74,609,000 (100.90%) and $9,315,000 (80.11%), respectively.

Therefore, based on the terms of the 2020 Bonus Plan, total profitability goal bonus amounts earned for each of Messrs. Hanna, Pratt, and Hawkins, and Mses. Craft and Van Trease were $465,608, $175,123, $134,361, $77,715 and $58,387, respectively.

With respect to personal annual priorities goals:

•

Mr. Hanna achieved 100% of his 2020 personal annual priorities goals, consisting of managing strategic growth initiatives, improving operational performance across the enterprise, and other strategic and tactical initiatives for the Company.

•

Mr. Pratt achieved 100% of his 2020 personal annual priorities goals, consisting of driving long-term profit improvement through continued ROIC and strategic growth initiatives, strategic projects to strengthen our growth and adjacency opportunities, and other strategic and tactical initiatives.

•

Mr. Hawkins achieved 93.80% of his 2020 personal annual priorities goals, consisting of improvement on divisional operational metrics, enhanced focus on improving region specific utilization and continued lean efforts, and other strategic initiatives.

•

Ms. Craft achieved 100% of her 2020 personal annual priorities goals, consisting of Corporate Secretary responsibilities, development of risk management framework, improved safety performance, oversight of corporate legal matters, and other organizational excellence initiatives.

•

Ms. Van Trease achieved 93.91% of her 2020 personal annual priorities goals, consisting of improving effectiveness of sales leadership and resourcing, improvement on divisional operational excellence, and strengthening our planning pipeline on growth opportunities supporting the business.

Each of Messrs. Hanna, Pratt, and Hawkins, and Mses. Craft and Van Trease received $161,116, $90,898, $58,106, $80,676 and $54,526, respectively, based on the achievement of their 2020 personal annual priorities goals.

The Annual Bonus amounts under the Bonus Plan paid to each of the named executive officers are also listed in column (g) in the “Summary Compensation Table” in this Proxy Statement.

2021 Non-Equity Performance-Based Incentive Compensation

The 2021 Non-Equity Performance-Based Incentive Compensation plan is unchanged from 2020. Refer to “2020 Non-Equity Performance-Based Incentive Compensation” in this Proxy Statement for plan specifics.

Long-Term Incentive Compensation

Beginning in 2018, in an effort to retain key managers, attract new talent, limit dilution and reinforce an ownership mentality for executive officers, the Compensation Committee adopted an approach to grant a mix of time-based and performance-based restricted stock units (RSUs) with time-based grants vesting over three years and performance-based grants vesting at the end of each three-year performance period. For 2019, in a continuing effort to more closely align our equity granting practices with our peer group and market practices, the Compensation Committee approved changing the vesting schedule for future time-based RSUs grants from five years to three years.

For designated employees, including executive officers, the standard approach approved by the Compensation Committee was to grant 50% of the equity value to be granted as performance-based RSUs vesting at the end of each three-year performance period and 50% of the equity value to be granted as service-based RSUs vesting over three years. Performance RSUs are earned based upon achievement of a three-year corporate ROIC target (for corporate employees/officers) and on division-specific ROIC targets for divisional officers/employees. Having each divisional officer’s performance tied directly to his or her respective division’s performance allows for that officer to be measured with diminished influence, positive or negative, of any other division’s performance.

The 2018 to 2020 Company RSU grant three-year return on invested capital (“ROIC”) target was 7.89%, the actual three-year cumulative ROIC total achieved was 9.0% (114.1% of goal) and therefore, 28,820 RSUs were earned by the named executive officers with the exception of Mses. Craft who joined the Company in 2018. 2018 to 2020 modular division RSU grant three-year cumulative Divisional ROIC target was 7.0%, the actual three-year cumulative Divisional ROIC total achieved was 8.5% (121.4% of goal) and therefore, 4,000 RSUs were earned by Mr. Hawkins. 2018 to 2020 tank division RSU grant three-year cumulative Divisional ROIC target was 4.85%, the actual three-year cumulative Divisional ROIC total achieved was 3.1% (0% of goal) and therefore, no RSUs were earned by Ms. Van Trease.

Consistent with the Company’s Equity Granting Policy, as described under that heading below, in February 2020, designated employees, including executive officers, received equity grants, the amounts of which that were granted to our named executive officers are listed in the “2020 Grant of Plan-Based Awards” table in this Proxy Statement.

Executive Officer Stock Ownership and Stock Holdback Guidelines

The Board of Directors believes that, in order to better align the interests of management and shareholders, executive officers should have a significant financial (equity) stake in the Company. Each executive officer has a target level of Company Common Stock value to achieve within seven (7) years of his or her date of hire. The target level of Common Stock value to be achieved is a multiple of each executive officer’s base salary. The multiples of executive officer base salary are four (4) times for the Chief Executive Officer and two (2) times for all other executive officer positions. In evaluating whether the Common Stock value ownership guideline has been met, all shares of Common Stock owned, Employee Stock Ownership Plan (“ESOP”) shares and 50% of the value (market price less strike price) of all vested unexercised stock options are considered. The Board of Directors evaluates whether exceptions should be made for any executive officer on whom this requirement would impose a financial hardship.

Each executive officer has a 10% holdback provision for RSU equity grant settlements to facilitate earlier achievement of stock ownership under the Company’s stock ownership guidelines.

Equity Granting Policy

In 2007, the Board of Directors adopted an equity granting methodology whereby there is one annual equity grant date, which is the date when the blackout window opens after the year-end earnings are released. All designated non-employee directors, executive officers, and key employees are eligible to receive an equity grant on the annual equity grant date with an exercise price (for stock options or SARs), or grant price (for RSUs), equal to the NASDAQ Stock Market close price on that day. The Board of Directors may authorize the Chief

Executive Officer an additional allotment of options or shares to be granted at his discretion to new hires and promotion candidates, other than executive officers, over the course of a given timeframe, with the grant date and exercise or grant price based on the last trading day of each month of the employment event. This allotment is not available to executive officers, as all grants to executive officers must be made by the Compensation Committee.

Compensation Recoupment Policy

In 2011, the Board of Directors adopted a Compensation Recoupment Policy that applies to executive officers if the Company is required to restate its financial statements. The Board believes it is desirable and in the best interests of the Company and its shareholders to maintain and enhance a culture that is focused on integrity and accountability and believes that this policy discourages conduct detrimental to the Company’s sustained growth. This Compensation Recoupment Policy requires any current or former executive officer, in the event of a financial restatement, to reimburse the Company with respect to any incentive compensation (including cash and equity awards) received during the past three years that is in excess of that which would have been received if such compensation had been based upon the financial statements as so restated. The Compensation Recoupment Policy is posted on our website at www.mgrc.com under the Investors/Corporate Governance section.

Risk-Hedging Policies

Pursuant to the Company’s Insider Trading and Blackout Policy, which was most recently amended and restated on September 19, 2019, employees, officers and directors of the Company are prohibited from engaging in short-term or speculative securities transactions with respect to the Company’s Common Stock. These prohibited transactions can have the effect of reducing or canceling the risk of an investment in the Common Stock, particularly in the short-term. These prohibited transactions may create the appearance that the executives are trading on inside information. Additionally, certain forms of hedging or monetization transactions allow a shareholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the holder to continue to own the covered securities but without full risks and rewards of ownership. Therefore, Company personnel are also specifically prohibited from engaging in short sales, hedging transactions, buying or selling puts or calls, buying any of the Company’s securities on margin, pledging transactions, and engaging in derivative transactions related to the Company’s securities (such as exchange-traded options). The Company’s Insider Trading Policy further provides that Company personnel who purchase or sell Company securities in the open market may not correspondingly sell or purchase any Company securities of the same class during the six months following the purchase. The Insider Trading Policy is posted on our website at www.mgrc.com under the Investors/Corporate Governance section.

Perquisites and Other Personal Benefits

Executive officers are entitled to and eligible only for the same fringe benefits for which all of our employees are eligible. We do not have programs in place to provide personal perquisites for any employee. Our healthcare and other insurance programs, including the programs’ participation costs, are the same for all eligible employees, except that any executive officer employed with the Company for at least 10 years may remain on the Company’s health insurance policy after retiring from the Company, provided that such executive officer pays 100% of the premiums. Our annual matching contributions to the Company’s KSOP, expressed as a percentage of eligible wages, up to a stated percentage of eligible wages (and any discretionary contributions that we may make to the KSOP, expressed as a percentage of eligible wages), are also the same for all eligible employees, including each named executive officer, subject to all applicable Internal Revenue Service contribution limits and formulas for plans of these types.

Change in Control Arrangements

In 2013, the Compensation Committee adopted a “Change in Control Severance Plan”. The adopted plan had an initial two-year term with no automatic renewal. This action was taken by the Compensation Committee to help ensure appropriate behavior by individuals in key management roles in evaluating, presenting, and acting upon change in control opportunities involving the Company that may arise. The Compensation Committee believes that adopting this Plan is in the best interests of shareholders in helping to ensure a) the individuals in those management roles most likely to influence a change in control opportunity are appropriately incentivized to act in the best interests of shareholders, b) continuity of management before and during an impending transaction, or the need for continuity in management after a change in control and c) the Company’s continuing ability to attract talented senior management members, as well as to avoid executives departing due to limited or no remuneration protections in the event of a change in control transaction. Further, the Compensation Committee believes that stable corporate leadership exhibiting the desired management behaviors is imperative in order for shareholders to be in a position to realize a favorable premium in the potential sale of the Company. In December 2018, the Compensation Committee recommended and the Board approved amending the following Plan provisions and since no changes have been made.

Key provisions of the adopted Plan include:

1)	Initial executive roles covered by the Plan include the CEO, CFO, and COO.

2)

No “single trigger” payouts; all Plan payouts are contingent upon a change of control (as defined in the Plan) coupled with an involuntary termination of a covered executive, including for “good reason”, within 12 months of a change in control.

3)	No payouts for “cause” based terminations.

4)

Plan benefits: (a) two times annual base salary, (b) amount equal to two times target bonus for the year of termination, (c) medical benefits under COBRA for up to 24 months for CEO and 12 months for CFO/COO and (d) reasonable outplacement assistance.

5)	No tax gross-up provisions on payouts.

6)	Participants must execute a general release to receive Plan benefits.

Existing equity compensation plans provide for full acceleration of equity awards upon a qualifying termination after a change in control for all employees of the Company. The Compensation Committee believes that providing this vesting acceleration assists us in attracting and retaining key employees, including our executives and promotes stability and continuity of our key employees, which we believe is in the best interests of our shareholders. For details, see “Potential Payments upon Termination or Change in Control” in this Proxy Statement.

Involuntary Termination Severance Policy

In 2013, the Compensation Committee established general guidelines to address involuntary termination severance eligibility and payments for executive officer-level positions. The Compensation Committee believes that adopting this Policy is in the best interests of shareholders in helping to ensure the Company’s continuing ability to attract and retain talented senior executives. The guidelines provided are considered to be a general policy statement and are not intended to create a binding right to severance on the part of any person. The Compensation Committee also may take into consideration other factors in determining any deviation from the general guidelines. The general guidelines of the Policy will not apply in any case to an individual for any termination which would entitle them to severance pursuant to a written plan of or agreement with the Company. Therefore, the severance benefits outlined below are not additive to any change of control benefits that any individual may otherwise be eligible to receive.

Key provisions of the adopted Policy include:

1)	A severance payment of up to the equivalent of 12 months of base salary and target bonus for the year of termination.

2)	Medical benefits under COBRA for up to 12 months.

3)	Reasonable outplacement assistance.

4)	No acceleration of vesting of outstanding equity awards, except in the event of a change in control, as provided for in existing equity agreements.

5)	No payouts for “cause” based terminations.

6)	No tax gross-up provisions on payouts.

7)	Participants must execute a general release to receive Policy benefits.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits our corporate tax deduction for compensation paid to certain executive officers to $1 million per year. Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, this limitation did not apply to compensation that qualified as “performance-based” compensation under Section 162(m) of the Code. Under the TCJA, this “performance-based” exception was repealed for taxable years beginning after December 31, 2017, except with respect to certain “grandfathered” compensation.

The Compensation Committee intends to maximize our ability to deduct executive compensation for tax purposes to the extent structuring our executive compensation for tax purposes is in alignment with our compensation philosophy. The Compensation Committee nonetheless reserves the right to use its judgment to authorize compensation payments that may not be deductible when the committee believes that such payments are appropriate and in the best interests of our shareholders, after taking into account changing business conditions or the executive officer’s performance.

Accounting for Stock-Based Compensation

We accrue our named executive officers’ salaries and incentive awards as an expense when earned. For our stock-based compensation, the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”), requires us to recognize compensation expense within our income statement for all share-based payment arrangements, which includes employee stock option plans. The expense is based on the grant-date fair value of the equity award granted and is recognized ratably over the requisite service period. The Compensation Committee considers the expense of equity awards as part of its overall evaluation of our equity compensation program.

Compensation Policies and Practices and Risk Management

The Compensation Committee considers potential risks when reviewing and approving the compensation programs for our executive officers and other employees. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk-taking. The following elements have been incorporated in our programs available for our executive officers:

•	A Balanced Mix of Compensation Components—The target compensation mix for our executive officers is composed of base salary, annual cash bonus incentives, and long-term equity awards.

•

Multiple Performance Factors—Our incentive compensation plans use both company-wide metrics and individual annual priorities, which encourage a focus on the achievement of objectives for the overall benefit of the Company.

•

Different Performance Metrics—We generally use different performance metrics between our cash bonus and performance RSU programs, providing a balance and mitigating against the potential for undue risk in meeting a single goal.

•	Realistic Performance Goals—Financial performance goals in our performance-based incentive plans are set at levels that are intended to be attainable without the need to take inappropriate risks.

•	Capped Incentive Awards—Payouts for both the annual cash bonus incentive awards and our performance RSUs are capped for our executive officers.

•	Stock Ownership Guidelines—Our stock ownership guidelines align the interests of our executive officers with preservation and appreciation of stockholder value over time.

•	Multi-Year Vesting—Equity awards vest over multiple years requiring long-term commitment on the part of employees.

•

Competitive Positioning—The Compensation Committee considers our executive compensation program structure and levels relative to our peers. The Compensation Committee generally targets total compensation to be in a market competitive range relative to our peer group and compensation survey data.

•	Corporate Governance Programs—We have implemented corporate governance guidelines, a code of conduct, a compensation recoupment policy, and other corporate governance measures and internal controls.

The Compensation Committee also reviews the key design elements of our compensation programs in relation to industry practices, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the board. Based on this review, the Compensation Committee concluded that based on a combination of factors, our compensation policies and practices do not incentivize excessive risk-taking that could have a material adverse effect on the Company.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act, unless specifically stated to be incorporated by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:

Elizabeth A. Fetter, Chair

Kimberly A. Box

William J. Dawson

M. Richard Smith

Dennis P. Stradford

Summary Compensation Table

The following table provides summary information concerning the compensation earned during the fiscal years ended December 31, 2020, December 31, 2019, and December 31, 2018, by each of our named executive officers.

Summary Compensation Table(1)

(a)	(b)	(c)		(d)	(e)		(f)	(g)		(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
Joseph F. Hanna President and Chief Executive Officer	2020 2019 2018	$ $ $	644,462 623,846 573,077	— — —	$ $ $	1,249,594 1,000,524 1,000,200	— — —	$ $ $	626,724 919,939 898,012	— — —	$ $ $	147,619 68,332 13,723	$ $ $	2,668,399 2,612,641 2,485,012

Keith E. Pratt Executive Vice President and Chief Financial Officer	2020 2019 2018	$ $ $	454,488 435,538 415,692	— — —	$ $ $	450,304 440,422 439,648	— — —	$ $ $	266,021 370,121 375,120	— — —	$ $ $	73,929 42,682 12,197	$ $ $	1,244,742 1,288,763 1,242,657

Philip B. Hawkins Vice President and Division Manager, Mobile Modular	2020 2019 2018	$ $ $	309,731 299,308 269,808	— — —	$ $ $	274,404 229,786 199,840	— — —	$ $ $	192,467 276,949 247,954	— — —	$ $ $	41,614 35,611 17,024	$ $ $	818,216 841,654 734,626

Melodie Craft Vice President, Legal Affairs and Risk Management and Corporate Secretary	2020 2019 2018	$ $ $	322,704 311,723 206,539	— — —	$ $ $	225,152 199,866 100,181	— — —	$ $ $	158,391 206,478 143,596	— — —	$ $	14,040 12,027 —	$ $ $	720,287 730,094 450,316

Kristina Van Trease(5) Vice President and Division Manager, Adler Tank Rentals	2020 2019 2018	$ $ $	290,308 269,154 249,539	— — —	$ $ $	219,524 199,866 189,848	— — —	$ $ $	112,912 123,305 247,667	— — —	$ $ $	22,439 30,670 18,635	$ $ $	645,183 622,995 705,689

(1)	Amounts disclosed in this and other tables may minimally vary from amounts presented within the CD&A narrative due to rounding to the nearest dollar for tabular purposes.
(2)

The amounts in columns (e) and (f) reflect the aggregate grant date fair value amounts, in accordance with ASC the 718, of awards granted pursuant to the 2016 Plan. Assumptions used in the calculation of these amounts are included in the notes of the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in the 2020 Annual Report. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that may be realized by the named executive officers.

(3)

The amounts in column (g) reflect amounts earned by the named executive officers during the fiscal year ended December 31, 2020, and paid in 2021 pursuant to the Bonus Plan. See “Non-Equity Performance-Based Incentive Plan Compensation” for additional detail.

(4)

The amounts in column (i) reflect the cash contributions allocated to each named executive officer pursuant to the provisions of the Company’s Employee Stock Ownership and 401(k) Plan and dividend equivalent payouts for vested RSUs and PSUs that were not factored into the grant date fair values of such RSUs and PSUs. The All Other Compensation and Total columns for 2018 and 2019 have been updated from the amounts shown in the Definitive Proxy Statement on Schedule 14A for the Company’s 2020 Annual Meeting to include dividend equivalent payouts for those years. The table below details the amounts paid to each named executive officer.

Name	Year	Employee Stock Ownership and 401(k) Plan Cash Contribution ($)		RSU and PSU Dividend Payment ($)		Total ($)
Joseph F. Hanna	2020 2019 2018	$ $ $	11,400 11,200 11,000	$ $ $	136,219 57,132 2,723	$ $ $	147,619 68,332 13,723

Keith E. Pratt	2020 2019 2018	$ $ $	11,400 11,200 11,000	$ $ $	62,529 31,482 1,197	$ $ $	73,929 42,682 12,197

Philip B. Hawkins	2020 2019 2018	$ $ $	11,400 11,200 11,000	$ $ $	30,214 24,411 6,024	$ $ $	41,614 35,611 17,024

Melodie Craft	2020 2019 2018	$ $	11,400 11,200 —	$ $	2,640 827 —	$ $	14,040 12,027 —

Kristina Van Trease	2020 2019 2018	$ $ $	11,400 11,200 11,000	$ $ $	11,039 19,470 7,635	$ $ $	22,439 30,670 18,635

(5)

The reported 2020 salary for Ms. Van Trease was slightly higher than the 2020 Base Salary in the “2020 and 2021 Annual Base Salary” table above due to a 27th pay period which fell on December 31, 2020. Ms. Van Trease is paid on a separate pay cycle with all of the other employees in the Adler Tank division and was the only named executive officer who received the 27th pay period in 2020.

CEO Compensation Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create shareholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2020, the total compensation of Joseph F. Hanna, our President and Chief Executive Officer, of $2,668,399, as shown in the “Summary Compensation Table” above, (the “CEO Compensation”), was approximately 47 times the total cash compensation of a median employee of $57,374, calculated in the same manner.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s rules pursuant to Item 402(u) of Regulation S-K. We identified the median employee by examining the 2020 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2020, the last day of our payroll year. We included all employees, whether employed on a full-time, part-time or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2020. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

2020 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph F. Hanna		$241,673	$644,462	$1,168,087	—	—	—	—	—	—	—
	2/27/2020	—	—	—	13,320	17,760	26,640		—	—	—
Keith E. Pratt		$90,898	$272,693	$477,212	—	—	—	—	—	—	—
	2/27/2020	—	—	—	4,800	6,400	9,600	—	—	—	—
Philip B. Hawkins		$61,946	$185,839	$325,218	—	—	—	—	—	—	—
	2/27/2020	—	—	—	2,925	3,900	5,850	—	—	—	—
Melodie Craft		$40,338	$161,352	$262,197	—	—	—	—	—	—	—
	2/27/2020	—	—	—	2,400	3,200	4,800	—	—	—	—
Kristina Van Trease		$58,062	$174,185	$304,823	—	—	—	—	—	—	—
	2/27/2020	—	—	—	2,340	3,120	4,680	—	—	—	—

(1)

The amounts listed in these columns reflect the threshold, target and maximum amounts payable to the named executive officers pursuant to the Bonus Plan. See “Non-Equity Performance-Based Incentive Plan Compensation” for additional detail. The threshold assumptions assume achieving 80% of the profitability target and no achievement of the personal annual priorities.

(2)

On February 27, 2020, each named executive officer received a grant of time-based RSUs that vest 33% on each anniversary of the grant date until fully vested. Each unit represents a right to receive one share of Common Stock or an amount equal to the fair market value of the Common Stock underlying the unit on the vesting date. In addition, each named executive officer also received a grant of performance-based RSUs which are subject to a performance-based vesting component at the end of a three-year performance period. Unless earlier forfeited under the terms of the performance-based RSUs, each RSU vests and converts into no less than 50% and no more than 200% of one share of Common Stock. The performance RSUs vest 100% at the end of the three-year performance period if the performance goal is satisfied.

2020 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Joseph F. Hanna	90,535	4,765		$24.60	02/28/2023	—	—	—	—
	42,000	14,000		$34.57	03/02/2024	—	—	8,080	$542,168
						—	—	26,026	$1,746,345
						—	—	13,934	$934,971
						—	—	17,760	$1,191,696

Keith E. Pratt	12,600	3,920		$24.60	02/28/2023	—	—	—	—
	8,000	8,000		$34.57	03/02/2024	—	—	4,640	$311,344
						—	—	11,440	$767,624
						—	—	6,134	$411,591
						—	—	6,400	$429,440

Philip B. Hawkins	2,240	2,240		$24.60	02/28/2023	—	—	—	—
	880	4,400		$34.57	03/02/2024	—	—	2,560	$171,776
						—	—	5,200	$348,920
						—	—	3,201	$214,787
						—	—	3,900	$261,690

Melodie Craft						—	—	1,020	$68,442
						—	—	2,784	$186,806
						—	—	3,200	$214,720

Kristina Van Trease	3,810	1,905		$24.60	02/28/2023	—	—	—	—
	1,670	4,175		$34.57	03/02/2024	—	—	2,400	$161,040
						—	—	1,140	$76,494
						—	—	2,784	$186,806
						—	—	3,120	$209,352

2020 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph F. Hanna	54,800	$1,975,423	16,908	$1,191,631
Keith E. Pratt	9,600	$407,506	9,066	$639,277
Philip B. Hawkins	13,960	$505,947	6,119	$431,705
Melodie Craft	—	—	896	$57,161
Kristina Van Trease	9,480	$387,100	5,130	$361,905

(1)

The “value realized on exercise” represents the number of shares of Common Stock acquired on exercise of the applicable option multiplied by the NASDAQ Stock Market close price of our Common Stock on the applicable date of exercise, less the number of shares of Common Stock acquired on exercise of the option multiplied by the exercise price of the option.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding our equity compensation plans as of December 31, 2020:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	409,410	$29.53	1,548,908
Equity compensation plans not approved by security holders	—	$—	—
Total	409,410	$29.53	1,548,908

Our 2016 Stock Incentive Plan was approved by shareholders and has been filed as an exhibit to our Annual Report on Form 10-K.

Potential Payments upon Termination or Change-in-Control

Under the terms of our Bonus Plan, 2016 Plan and Employee Stock Ownership and 401(k) Plan (“KSOP”), payments may be made to each of our named executive officers upon his or her termination of employment or a change in control (as defined in each plan) of the Company. See “Compensation Discussion and Analysis” and “Equity Compensation Plan Information” for a description of, and an explanation of, the specific circumstances that would trigger payments under each plan. The following table sets forth the estimated payments that would be made to each of our named executive officers upon voluntary termination, involuntary termination—not for cause, for cause, or as a qualifying termination in connection with a change in control (as defined in each plan)—and death or permanent disability. The payments would be made pursuant to the plans identified in this paragraph. The information set forth in the table below assumes the termination event occurred on December 31, 2020.

The actual amounts to be paid out can only be determined at the time of an executive’s separation from the Company and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes.

Name	Voluntary Termination	Involuntary Termination		Involuntary Termination & Change in Control(3)	Death or Permanent Disability
		Not For Cause(1)	For Cause
Joseph F. Hanna
Non-Equity Incentive Plan	$0	$1,271,186	$0	$1,915,648	$0
Accelerated Awards Under Equity Incentive Plans(2)	0	0	0	5,073,113	0
Base Salary	0	1,288,924	0	1,933,386	0
Continuation of Medical Benefits Under COBRA (present value)	0	18,415	0	36,830	0
Reasonable Outplacement Assistance	0	20,000	0	20,000	0

Total	$0	$2,598,525	$0	$8,978,977	$0
Keith E. Pratt
Non-Equity Incentive Plan	$0	$538,714	$0	$811,407	$0
Accelerated Awards Under Equity Incentive Plans(2)	0	0	0	2,346,839	0
Base Salary	0	908,976	0	1,363,464	0
Continuation of Medical Benefits Under COBRA (present value)	0	27,559	0	27,559	0
Reasonable Outplacement Assistance	0	20,000	0	20,000	0

Total	$0	$1,495,249	$0	$4,569,269	$0
Philip B. Hawkins
Non-Equity Incentive Plan	$0	$378,306	$0	$378,306	$0
Accelerated Awards Under Equity Incentive Plans(2)	0	0	0	1,235,505	0
Base Salary	0	619,462	0	619,462	0
Continuation of Medical Benefits Under COBRA (present value)	0	24,838	0	24,838	0
Reasonable Outplacement Assistance	0	20,000	0	20,000	0

Total	$0	$1,042,606	$0	$2,278,111	$0
Melodie Craft
Non-Equity Incentive Plan	$0	$319,743	$0	$319,743	$0
Accelerated Awards Under Equity Incentive Plans(2)	0	0	0	182,109	0
Base Salary	0	645,408	0	645,408	0
Continuation of Medical Benefits Under COBRA (present value)	0	16,563	0	16,563	0
Reasonable Outplacement Assistance	0	20,000	0	20,000	0

Total	$0	$1,001,714	$0	$1,183,823	$0
Kristina Van Trease
Non-Equity Incentive Plan	$0	$287,097	$0	$287,097	$0
Accelerated Awards Under Equity Incentive Plans(2)	0	0	0	850,468	0
Base Salary	0	580,616	0	580,616	0
Continuation of Medical Benefits Under COBRA (present value)	0	9,825	0	9,825	0
Reasonable Outplacement Assistance	0	20,000	0	20,000	0

Total	$0	$897,538	$0	$1,748,005	$0

(1)

In connection with an involuntary, not for cause, termination unrelated to a change in control, the amounts noted for each of the named executive officers are inclusive of such executive officer’s 2020 base salary actually earned and cash bonus paid pursuant to the 2020 non-equity incentive plan on December 31, 2020, plus, in accordance with the Company’s involuntary termination severance policy described above, an additional one year of base salary and one-time target bonus under the 2020 non-equity incentive plan.

(2)	Assumes termination on December 31, 2020, with a closing NASDAQ Stock Market price of $67.10 per share.
(3)

In connection with an involuntary termination with a change in control of the Company, the CEO, CFO and COO would receive 2020 base salary actually earned and cash bonus paid pursuant to the 2020 non-equity incentive plan on December 31, 2020, plus, in accordance with the Company’s change of control severance plan, an additional two years of base salary, two times target bonus under the 2020 non-equity incentive plan, 24 months of COBRA coverage for the CEO and 12 months of COBRA coverage for the CFO and COO. All other named executive officers receive the same benefits as with an involuntary, not for cause, termination. The payout based on a change in control is not additive to any other termination trigger payouts.

Treatment of Certain Compensation Elements Upon Termination

Executive Severance Policy. We do not have employment agreements, but in 2013, the Compensation Committee established guidelines to address involuntary termination severance eligibility and payments for executive officer-level positions. For details, see “Involuntary Termination Severance Policy” in this Proxy Statement.

Pension Benefits. All employees who participate in our KSOP are entitled to their vested amounts upon termination of their employment.

Health and Welfare Benefit and Executive Benefits and Perquisites Continuation. An executive officer is not entitled to any continuation of his or her health and welfare benefits, executive benefits or perquisites (other than pursuant to COBRA) following the termination of his or her employment, except that any executive officer employed with the Company for at least 10 years may remain on the Company’s health insurance policy after he or she retires from the Company, provided he or she pays 100% of the premiums.

Long-Term Incentives. Except in the circumstances discussed above, an executive officer forfeits his or her stock options to the extent they are unvested and is not entitled to any continuation of vesting or acceleration of vesting with respect to his or her options. Such an executive is entitled to exercise any vested options for a period of 90 days after termination and is entitled to continue to hold his or her shares of unrestricted stock after termination in the same manner as any other employee of the Company. In the event of a qualifying termination following a change in control, an executive officer is entitled to the acceleration of vesting with respect to all of his or her equity awards, consistent with the Change in Control Arrangements described above.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company, with the exception of David M. Whitney and Kristina Van Trease who are husband and wife.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company during 2020 consisted of Messrs. Dawson, Smith, Stradford and Mses. Box and Fetter. No member of the Compensation Committee is a present or former executive officer or employee of the Company or any of its subsidiaries. No executive officer of the Company has served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the indemnification agreements described below, there were no transactions between the Company and a related person required to be reported under applicable SEC rules in 2020.

Indemnification Agreements

The Company has entered into indemnification agreements with each of our directors and executive officers. These agreements require the Company to indemnify our executive officers or directors against expenses and, in certain cases, judgments, settlements or other payments incurred by an executive officer or director in suits brought by the Company, derivative actions brought by our shareholders and suits brought by other third parties. Indemnification has been granted under these agreements to the fullest extent permitted under California law in situations where an executive officer or director is made or threatened to be made, a party to the legal proceeding because of his or her service to the Company. In addition, these agreements require us to advance the expenses incurred by our directors and officers in any proceeding in which indemnification may be provided under the applicable indemnification agreement. In addition, our bylaws provide that we may indemnify our directors, executive officers, or other persons treated as agents under the General Corporation Law of the State of California, and advance related expenses, if approved by the shareholders or a disinterested vote of the Board of Directors.

Policies and Procedures Regarding Related Party Transactions

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and discussing with management any transactions or courses of dealing with related parties. The Audit Committee considers the following factors in determining whether to approve or disapprove (with referral to the Board of Directors) any such related party transaction or course of action: (i) the financial accounting accorded the transaction or course of action; (ii) whether the terms or other aspects differ from those that would likely be negotiated with independent parties; and (iii) whether the proposed disclosure of the transaction or course of dealing, if any, is in accordance with generally accepted accounting principles and SEC regulations.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our Common Stock as of April 12, 2021, by (i) each shareholder known to the Company to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all directors and executive officers of the Company as a group:

Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Percentage of Class of Shares Beneficially Owned
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	2,449,683	10.2%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	2,297,681	9.5%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	1,682,180	6.9%
Dimensional Fund Advisors LP(7) Building One, 6300 Bee Cave Road Austin, TX 78746	1,552,290	6.4%
Joseph Hanna(8)(9)	225,361	*
Keith E. Pratt(8)(9)	57,669	*
Philip B. Hawkins(8)(9)	29,878	*
Melodie Craft(8)(9)	2,004	*
Kristina Van Trease(8)(9)	14,062	*
Ronald H. Zech(8)	30,000	*
Kimberly A. Box(8)	4,800	*
Smita Conjeevaram(8)	300	*
William J. Dawson(8)	19,800	*
Elizabeth A. Fetter(8)	6,750	*
Bradley M. Shuster(8)	7,500	*
M. Richard Smith(8)	28,200	*
Dennis P. Stradford(8)	8,700	*
All executive officers and directors as a group (17 persons)(10)	486,285	2.0%

*	The percentage of shares beneficially owned by this director or executive officer constitutes less than 1% of our Common Stock as of April 12, 2021.
(1)	Except as otherwise indicated, the address of each of the executive officers and directors is c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551.
(2)

To the Company’s knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each shareholder named in this table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name.

(3)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. Shares of the Company’s Common Stock subject to equity awards currently exercisable or that will become exercisable within 60 days of April 12, 2021, are deemed outstanding for computing the percentage of the person holding such equity awards, but are not deemed outstanding for computing the percentage of any other person. Percentages are based on 24,218,320 shares of the Company’s Common Stock outstanding as of April 12, 2021.

(4)

The Vanguard Group filed Amendment No. 9 to Schedule 13G with the SEC on February 10, 2021, and reported beneficial ownership of 2,449,683 shares, sole dispositive power with respect to 2,387,597 shares of Common Stock, shared voting power with respect to 42,145 shares of Common Stock and shared dispositive power with respect to 62,086 shares of Common Stock. The Schedule 13G/A contained information as of December 31, 2020, and may not reflect current holdings of the Company’s Common Stock.

(5)

BlackRock, Inc. filed Amendment No. 12 to Schedule 13G with the SEC on January 29, 2021, and reported beneficial ownership of 2,297,681 shares, sole voting power with respect to 2,163,385 shares and sole dispositive power with respect to 2,297,681 shares of Common Stock. The Schedule 13G/A contained information as of December 31, 2020, and may not reflect current holdings of the Company’s Common Stock.

(6)

T. Rowe Price Associates, Inc. (“Price Associates”) filed Amendment No. 19 to Schedule 13G with the SEC on February 16, 2021, and reported beneficial ownership of 1,682,180 shares, sole voting power with respect to 626,572 shares, and sole dispositive power with respect to 1,682,180 shares of Common Stock. The Schedule 13G/A contained information as of December 31, 2020, and may not reflect current holdings of the Company’s stock.

(7)

Dimensional Fund Advisors LP filed Amendment No. 5 to Schedule 13G with the SEC on February 12, 2021, and reported beneficial ownership of 1,552,290 shares, sole voting power with respect to 1,495,357 shares, and sole dispositive power with respect to 1,552,290 shares of Common Stock. Dimensional Fund Advisors LP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. It furnishes investment advice to four investment companies who are registered under the Investment Company Act of 1940 and serves as an investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the “Funds”). In its role as an investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”), may possess voting and/or investment power over the Common Stock of the Company that is owned by the Funds, and may be deemed to be the beneficial owner of the Common Stock of the Company held by the Funds. However, all securities reported here are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The Schedule 13G/A contained information as of December 31, 2020, and may not reflect current holdings of the Company’s Common Stock.

(8)

Includes portions of outstanding stock options or RSUs held by executive officers and directors that will be exercisable within 60 days of April 12, 2021, as follows: 142,900 shares for Mr. Hanna; 27,720 shares for Mr. Pratt; 7,120 shares for Mr. Hawkins; 340 shares for Ms. Craft; 9,055 shares for Ms. Van Trease; and 201,916 shares for all executive officers and directors as a group.

(9)

Includes the shares held by the KSOP for the benefit of the named individual. The number of shares included is 71 shares for Mr. Hanna; 158 shares for Mr. Pratt; 17,470 shares for Mr. Hawkins; 153 shares for Ms. Craft; 934 shares for Ms. Van Trease; and 33,676 shares for all executive officers. These shares are included because beneficiaries under the KSOP hold sole voting power over the shares (whether or not rights to the shares have vested).

(10)	See footnotes (8) and (9).

Communications with the Board of Directors

Our Board of Directors believes that full and open communication between shareholders and members of our Board of Directors is in the best interests of our shareholders. Shareholders may contact any director or committee of the Board of Directors by writing to the Compliance Officer, c/o McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. The Compliance Officer will review all such communications for relevance to activities of the Board of Directors and will promptly forward all relevant written communications to the Board of Directors. Comments or complaints relating to our accounting, internal accounting controls, auditing matters, corporate fraud or violations of federal or state laws may be referred directly to our Audit Committee by writing to the Chairman of the Audit Committee, c/o Compliance Officer, McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551. Further details can be found in “Reporting Questionable Accounting and Auditing Practices and Policy Prohibiting Retaliation Against Reporting Employees” and “Corporate Governance Guidelines” found on our website at www.mgrc.com under the Investors section.

Shareholder Recommendations for Membership on our Board of Directors

The Corporate Governance and Nominating Committee will consider shareholder recommendations of director nominees. To recommend director nominee(s), a shareholder must submit the following relevant information in writing to the attention of the Compliance Officer at our principal executive offices: (1) the name, age, business and residence address of the prospective candidate; (2) a brief biographical description of the prospective candidate, including employment history for the past five years and a statement of the qualifications of the prospective candidate; (3) the class and number of shares of our Common Stock, if any, which are beneficially owned by the prospective candidate; (4) a description of all arrangements or understandings between the shareholder and the prospective candidate pursuant to which the nomination is to be made by the shareholder if the shareholder and the prospective candidate are different individuals; (5) the candidate’s signed consent to serve as a director if elected and to be named in our proxy statement; (6) a signed certificate providing the class and number of shares of our Common Stock which are beneficially owned by the shareholder; and (7) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act. Once the Corporate Governance and Nominating Committee receives the shareholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters, including a possible interview, that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings if nominated.

The Corporate Governance and Nominating Committee will not evaluate candidates differently based on who has made the recommendation. The Corporate Governance and Nominating Committee will consider candidates from any reasonable source, in addition to shareholder recommendations. The Corporate Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used for the slate of director nominees up for election at the Annual Meeting, and, accordingly, no fees have been paid to consultants or search firms in the 2020 fiscal year.

We have not received a director nominee recommendation from any shareholder (or group of shareholders) that beneficially owns more than five percent of our Common Stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our Common Stock with the SEC and the NASDAQ Stock Market. Copies of these reports are also required to be delivered to us. See “Security Ownership of Certain Beneficial Owners and Management” above for identification of those persons who qualify as “Reporting Persons.”

We believe, based solely on our review of the copies of such reports submitted on EDGAR and written representations from Reporting Persons, that during the fiscal year ended December 31, 2020, all Reporting Persons complied with all applicable filing requirements in a timely manner except for one Form 4 for an executive officer that was filed late as a result of an administrative error.

Code of Business Conduct and Ethics

Our Board of Directors adopted and approved a Code of Business Conduct and Ethics. This code applies to all of our employees and our non-employee directors and is posted on our website at www.mgrc.com under the Investors section. The code satisfies the “Code of Ethics” requirements under the Sarbanes-Oxley Act of 2002 as well as the “Code of Conduct” requirements under the Market Place Rules of the NASDAQ Stock Market. The code, among other things, addresses issues relating to conflicts of interests, including internal reporting violations and disclosures, and compliance with applicable laws, rules, and regulations. The purpose of the code is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable public disclosures, compliance with applicable laws or regulations and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers or approvals granted under this code with respect to our executive officers and directors may be granted only by the Board of Directors. In addition, any waivers or approvals relating to the principal executive officer, the principal financial officer, the principal accounting officer or controller, or any person performing similar functions, must also be obtained from the Audit Committee. Any waivers or approvals to the code with respect to the remainder of the employees may be granted by our Compliance Officer, who is currently Melodie Craft. Any amendments to the code will be promptly disclosed to our shareholders. Our Audit Committee has also established procedures for (a) the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Guidelines

Our Board of Directors adopted and approved a set of Corporate Governance Guidelines. The guidelines set forth the practices our Board follows with respect to, among other things, the composition of the Board and Board committees, director responsibilities, director continuing education and performance evaluation of the Board. The guidelines are posted on our web site at www.mgrc.com under the Investors section.

No Supermajority Vote on Approval of Mergers or Other Business Combinations

Our corporate governance documents do not contain a supermajority standard for the approval of a merger or a business combination. Such transactions require the affirmative vote of a majority of the outstanding shares.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Grant Thornton LLP has been selected by the Audit Committee to be the Company’s independent auditors for the Company’s fiscal year ending December 31, 2021. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent auditors and shareholders are not required to ratify the selection of Grant Thornton LLP. However, we are submitting the selection of Grant Thornton LLP as our independent auditors to our shareholders for ratification as a matter of good corporate practice. In the event that ratification of this selection of independent auditors is not approved by a majority of the shares of Common Stock entitled to vote at the Annual Meeting via online presence or by proxy, the Audit Committee will review our future selection of independent auditors. Even if the appointment of Grant Thornton LLP is ratified by our shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change is in the best interests of the Company and our shareholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting via online presence. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Grant Thornton LLP performed services for the Company in fiscal years 2020 and 2019 related to financial statement audit work, quarterly reviews, and quarterly earnings release reviews. Fees related to services rendered by Grant Thornton LLP for fiscal years 2020 and 2019 were as follows:

	2020	2019
Audit Fees(1)	$1,649,859	$1,636,833
Audit-Related Fees(2)	$40,446	$39,075
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$1,690,305	$1,675,908

(1)

Audit fees represent fees for the audit of the Company’s consolidated financial statements and internal controls over financial reporting included in our 2020 Annual Report and the review of the Company’s consolidated financial statements included in our quarterly reports on Form 10-Q and fees in connection with statutory audits and regulatory filings or engagements.

(2)	Audit-Related Fees include fees associated with obtaining consents in connection with regulatory filings and audit of the Company’s Employee Stock Ownership and 401(k) Plans.

Audit and Non-Audit Services Pre-Approval Policy

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by Grant Thornton LLP, the Company’s independent registered public accounting firm, must be approved in advance by the Audit Committee to assure that such services do not impair the auditors’ independence from the Company. In April 2004, the Audit Committee adopted an Audit and Non-Audit Services Pre-Approval Policy which sets forth the procedures and conditions pursuant to which audit and non-audit services to be performed by the independent auditors are to be pre-approved. Pursuant to the policy, certain services or categories of services described in detail in the policy may be pre-approved generally on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of audit services, audit-related services, tax services, and other services. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent auditors. The Audit Committee may also pre-approve particular services on a case-by-case basis. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee, but may not delegate such authority to management. The Company’s independent auditors and Chief Financial Officer are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with the pre-approval policy and the fees for the services performed to date. The Audit Committee pre-approved all of the audit, audit-related, tax and all other services described as Audit Fees in the table above.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act, that might incorporate future filings, including this Proxy Statement, with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings, nor shall the following report be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act, unless specifically stated to be incorporated by reference therein.

The Audit Committee currently has six (6) members, consisting of six (6) independent directors, Smita Conjeevaram, William J. Dawson, Elizabeth A. Fetter, Bradley M. Shuster, M. Richard Smith, and Ronald H. Zech. Mr. Dawson serves as its Chairman. The Company’s management is responsible for the Company’s internal controls, financial reporting, compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm, Grant Thornton LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with generally accepted auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes as well as the independence and performance of the Company’s independent registered public accounting firm. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. They rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

The Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2020, and audit of internal controls over financial reporting as of December 31, 2020, with management.

2.

The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

3.

The Audit Committee has received an independence letter from Grant Thornton LLP as required by the standards of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

4.

Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited consolidated financial statements be included in the 2020 Annual Report that was filed with the SEC on February 23, 2021.

Submitted by the Audit Committee:

William J. Dawson, Chair

Smita Conjeevaram

Elizabeth A. Fetter

Bradley M. Shuster

M. Richard Smith

Ronald H. Zech

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve the ratification of the selection of Grant Thornton LLP as our independent auditors for the year 2021. Abstentions will have the same effect as a vote against this proposal and broker “non-votes,” if any, will have no effect on this proposal. Because the ratification of auditors is considered a “routine” matter for which brokers may vote in the absence of shareholder direction, there will not be any broker “non-votes” on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S

NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Dodd-Frank Act”) added Section 14A to the Exchange Act, which requires that we provide our shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. At the Company’s 2017 Annual Meeting, the Company’s shareholders voted to recommend, on an advisory basis, that advisory votes on executive compensation be held every year. Based on these voting results and consistent with the Company’s recommendation, the Board of Directors is holding an advisory vote on the compensation of the Company’s named executive officers at the 2021 Annual Meeting.

As described in detail under the heading “Executive Compensation and Other Information—Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain exceptional talent, reward past performance and establish and reward measurable objectives for future performance. Our primary objective is to align our executive officers’ interests with the interests of our shareholders by rewarding the achievement of established goals that contribute to increased long-term shareholder value. Please read the “Compensation Discussion and Analysis” in this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our named executive officers.

As part of designing and implementing the compensation programs for all employees, the Company considers the risks that may be created and whether any such risks may have an adverse impact on the Company, and whether, overall, the Company’s compensation programs are reasonably likely to have a material adverse impact on the Company. In making this determination, the Company considers the overall mix of compensation for employees as well as the various risk control and mitigation features of our compensation plans, including appropriate performance measures and targets and incentive plan payout maximums.

The Compensation Committee continually reviews the compensation programs applicable to our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

A more complete explanation of these changes is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to indicate whether they approve of our named executive officers’ compensation. This vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present or represented at the Annual Meeting and entitled to vote is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. Abstentions will have the same effect as a vote against this proposal and broker “non-votes,” if any, will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

By Order of the Board of Directors,

Melodie Craft

Vice President,

Legal Affairs and Risk Management

and Corporate Secretary

April 27, 2021

Livermore, California

McGrath RentCorpUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.2021 Annual Meeting Proxy CardIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals No. 2 and 3.1. Election of Directors*:*Each to be elected and to serve until the 2022 Annual Meeting of Shareholders or until their successors are elected and qualified.For Withhold 01 - Kimberly A. Box 04 - Elizabeth A. Fetter 07 - M. Richard SmithFor Withhold 02 - Smita Conjeevaram 05 - Joseph F. Hanna 08 - Dennis P. StradfordFor Withhold 03 - William J. Dawson 06 - Bradley M. Shuster For Against Abstain2. To ratify the appointment of Grant Thornton LLP as the independent auditors for the Company for the year ending December 31, 2021.For Against Abstain3. To approve, by non-binding advisory vote, the compensation of the Companys named executive officers.B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) - Please print date below.Signature 1 - Please keep signature within the box.Signature 2 - Please keep signature within the box.1UPX 50093503FANC

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.McGrath RentCorpThe Board of Directors solicits this Proxy for the Annual Meeting of Shareholders to be held on Wednesday, June 9, 2021, at 2:00 p.m. (PDT) virtually only at www.meetingcenter.io/297808827. Password: MGRC2021The undersigned hereby constitutes and appoints Melodie Craft and Keith E. Pratt, or each of them, with full power of substitution and revocation, attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of McGrath RentCorp or any adjournments thereof, and to vote, including the right to cumulate votes (if cumulative voting is required), the shares of Common Stock of McGrath RentCorp registered in the name of the undersigned on the Record Date for the Annual Meeting.The Board of Directors recommends a vote FOR all the nominees named on the reverse side and FOR Proposals No. 2 and No. 3. The shares represented by this Proxy will be voted as directed on the reverse side; if no specification is made, the shares will be voted FOR said nominees and proposals. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the 2020 Annual Report to Shareholders furnished with this Proxy.PLEASE RETURN THIS SIGNED AND DATED PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE.(Items to be voted appear on reverse side)